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CALCULATION OF REGISTRATION FEE

Title of each class securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee

0.25% Convertible Senior Notes due 2019	$287,500,000(1)	100%	$287,500,000(1)	$39,215(2)

Common Stock, par value $1.00 per share	—(3)	—(3)	—(3)	—(4)

(1)
Equals the aggregate principal amount of the Convertible Senior Notes due 2019 to be registered hereunder. These amounts are estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(o) of the Securities Act, as amended (the "Securities Act").

(2)
Calculated pursuant to Rule 457(o) and Rule 457(r) under the Securities Act. The fee payable in connection with the offering of Common Stock pursuant to this prospectus has been paid in accordance with Rule 456(b) under the Securities Act.

(3)
An indeterminate number of shares of Common Stock that may be issued from time to time upon conversion of the Convertible Senior Notes due 2019, subject to adjustment in accordance with the terms of the Convertible Senior Notes due 2019 and the indenture governing the Convertible Senior Notes due 2019.

(4)
Pursuant to Rule 457(i) under the Securities Act, there is no additional filing fee with respect to the shares of Common Stock issuable upon conversion of the Convertible Senior Notes due 2019 because no additional consideration will be received in connection with the exercise of conversion privilege.

Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-179206

PROSPECTUS SUPPLEMENT
(To Prospectus dated January 27, 2012)

$250,000,000

0.25% Convertible Senior Notes due 2019

        The notes will bear interest at a rate of 0.25% per year, payable semi-annually in arrears on June 1 and December 1 of each year, beginning on December 1, 2013.

        We may not redeem the notes prior to June 6, 2017. On or after June 6, 2017, we may redeem for cash any or all of the notes, at our option, if the closing sale price of our common stock for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period ending within 5 trading days immediately preceding the date on which we provide notice of redemption, including the last trading day of such 30 day trading period, exceeds 130% of the applicable conversion price on each applicable trading day. The redemption price will equal 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No sinking fund is provided for the notes.

        Holders may surrender their notes for conversion at any time prior to the close of business on the business day immediately preceding the stated maturity date.

        Upon conversion, we will deliver a number of shares of our common stock, per $1,000 principal amount of notes, equal to the conversion rate, as described in this prospectus supplement.

        The initial conversion rate will be 13.3307 shares of our common stock for each $1,000 principal amount of notes, which represents an initial conversion price of approximately $75.01 per share. Following certain corporate transactions that occur on or prior to the stated maturity date or if we elect to redeem the notes, we will increase the conversion rate for a holder that elects to convert its notes in connection with such a corporate transaction or notice of redemption.

        The notes will be our direct, unsecured and unsubordinated obligations, ranking equally with all our other unsecured and unsubordinated indebtedness from time to time outstanding. The notes will be fully and unconditionally guaranteed on an unsecured and unsubordinated basis by substantially all of our direct and indirect wholly owned homebuilding subsidiaries. If we cannot make payments on the notes when they are due, the guarantor subsidiaries must make them instead.

        If a fundamental change, as defined herein, occurs prior to the stated maturity date, holders may require us to purchase for cash all or any portion of their notes at a fundamental change purchase price equal to 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest to, but excluding, the fundamental change purchase date.

        We do not intend to apply to list the notes on any securities exchange or for inclusion of the notes on any automated dealer quotation system. Our common stock is listed on The New York Stock Exchange under the symbol "RYL." On May 14, 2013, the closing sale price of our common stock was $50.01 per share.

        We have granted the underwriters named below the right to purchase, exercisable during the 30-day period beginning on the date of this prospectus supplement, up to an additional $37,500,000 aggregate principal amount of notes.

        Investing in the notes involves certain risks. See "Risk Factors" beginning on page S-7.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Note	Total
Public offering price(1)	100.00%	$250,000,000
Underwriting discounts and commissions	2.75%	$6,875,000
Proceeds, before expenses, to us	97.25%	$243,125,000

(1)
Plus accrued interest, if any, from May 20, 2013.

        The public offering price set forth above does not include accrued interest, if any. Interest on the notes will accrue from May 20, 2013.

        The underwriters expect that the notes will be delivered on or about May 20, 2013.

Joint Book-Running Managers

Citigroup	J.P. Morgan	Wells Fargo Securities	RBS

Co-Managers

Deutsche Bank Securities	UBS Investment Bank

May 14, 2013

        You should rely only on the information contained in or incorporated by reference or deemed incorporated by reference in this prospectus supplement and the accompanying prospectus or any free writing prospectus prepared by us. Neither we nor the underwriters have authorized anyone to provide you with different information. Neither we nor the underwriters are making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information provided by this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by us or the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus supplement, the date on the front of the accompanying prospectus, the date of the free writing prospectus or the date of the applicable incorporated document, as the case may be.

        When this prospectus supplement uses the words "Ryland," "we," "us," and "our," they refer to The Ryland Group, Inc. and its subsidiaries unless otherwise expressly stated or the context otherwise requires.

S-i

PROSPECTUS SUPPLEMENT SUMMARY

        The following is a brief summary of the more detailed information appearing elsewhere in this prospectus supplement, the accompanying prospectus, any free writing prospectus prepared by us or the documents that are incorporated by reference in this prospectus supplement and the accompanying prospectus. It does not contain all of the information that may be important to you. You should read carefully the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus including the "Risk Factors" section and our financial statements and the notes to those statements incorporated by reference herein, before you decide to invest in the notes.

        Unless otherwise specifically indicated, all information in this prospectus supplement assumes the underwriters' option to purchase additional notes is not exercised.

 THE RYLAND GROUP, INC.

        We are one of the nation's largest homebuilders and a mortgage-finance company. We have building operations in 14 states across the United States and have built more than 300,000 homes. Our mortgage company and its subsidiaries have provided mortgage-financing and related services for more than 250,000 homebuyers. Our operations span all significant aspects of the homebuying process—from design, construction and sale to mortgage origination, title insurance, escrow and insurance services.

        We are a Maryland corporation. Our headquarters are located at 3011 Townsgate Road, Suite 200, Westlake Village, California 91361. Our telephone number is (805) 367-3800. Our website is www.ryland.com. Information contained on our website is not a part of, and is not incorporated into, this prospectus supplement or the accompanying prospectus.

REAL ESTATE AND ECONOMIC CONDITIONS

        We are significantly affected by fluctuations in economic activity, interest rates and levels of consumer confidence. The effects of these fluctuations differ among the various geographic markets in which we operate. Higher interest rates and the availability of homeowner financing may affect the ability of buyers to qualify for mortgage financing and reduce the demand for new homes. As a result, rising interest rates generally will decrease our home sales and mortgage originations. In addition, continued tight credit standards can negatively impact our ability to attract homebuyers. Our business is also affected by national and local economic conditions such as employment rates, consumer confidence and housing demand. Many of our markets experienced a significant decline in housing demand in the past, as well as an oversupply of new and existing homes for sale.

        Inventory risk can be substantial for homebuilders. The market value of land, lots and housing inventories fluctuates as a result of changing market and economic conditions. We must continuously locate and acquire land not only for expansion into new markets, but also for replacement and expansion of land inventory within current markets. We employ various measures designed to control inventory risk, including a corporate land approval process and a continuous review by senior management. We cannot, however, assure that these measures will avoid or eliminate this risk. We have experienced substantial losses from inventory valuation adjustments and write-offs in the past.

RECENT DEVELOPMENTS

  Net Orders

        On May 14, 2013, we announced net unit orders for April of 2013. Net orders from continuing operations for April 2013 were 687, representing a 59.4% increase over April of 2012.

  LionsGate Acquisition

        On May 10, 2013, we announced that we entered into a definitive agreement to acquire the Dallas-Fort Worth operations and assets of LionsGate Homes. The LionsGate acquisition has the potential to provide us with an ongoing operation in Dallas, approximately 885 lots and homes for future sales. LionsGate Homes currently operates in 15 active communities in the Dallas/Ft. Worth market. The purchase of LionsGate Homes would be our third acquisition in the last eleven months following the purchase of the assets of Timberstone Homes in Charlotte and Raleigh in July of 2012, and Trend Homes in Phoenix in December of 2012. Closing of the acquisition is subject to conditions.

OFFERING SUMMARY

        The following is a summary of the terms of the notes. For a more complete description, you should read the "Description of Notes" of this prospectus supplement and "General Description of Securities—Description of Debt Securities" and "General Description of Securities—Description of Common Stock" in the accompanying prospectus. In this section, reference to "Ryland," "we," "our" or "us" refer to The Ryland Group, Inc. and not to any of its subsidiaries.

Issuer	The Ryland Group, Inc., a Maryland corporation.
Securities Offered	$250,000,000 aggregate principal amount of 0.25% Convertible Senior Notes due 2019 (plus up to an additional $37,500,000 principal amount at the underwriters' option).
Maturity	June 1, 2019, unless earlier redeemed, purchased or converted.
Interest

0.25% per year, payable semi-annually in arrears on June 1 and December 1 of each year, beginning on December 1, 2013. We will pay additional interest, if any, at our election as the sole remedy relating to the failure to comply with our reporting obligations as described under "Description of Notes—Events of Default."

Ranking	The notes will be our direct, unsecured and unsubordinated obligations, ranking equally with all our other unsecured and unsubordinated indebtedness from time to time outstanding.

At March 31, 2013, we had total consolidated homebuilding debt of approximately $1,133.2 million. Of this amount, approximately $1,128.6 million was senior indebtedness. After giving effect to the issuance of the notes, our total consolidated homebuilding debt would have been $1,383.2 million.

Guarantees

Payment of principal of and interest on the notes will be guaranteed, jointly and severally, by substantially all of our direct and indirect wholly owned homebuilding subsidiaries. The guarantees will rank equally with all other unsecured and unsubordinated indebtedness of such subsidiaries. The notes will not be guaranteed by our financial services subsidiaries (as described in "Description of Notes—Guarantees").

Conversion	Holders may surrender their notes for conversion at any time prior to the close of business on the business day immediately preceding the stated maturity date.

The initial conversion rate for the notes will be 13.3307 shares of our common stock for each $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $75.01 per share of our common stock).

Upon conversion, we will deliver a number of shares of our common stock, per $1,000 principal amount of notes, equal to the conversion rate (together with a cash payment in lieu of any fractional share). Settlement will occur on the third business day following the relevant conversion date. See "Description of Notes—Conversion of Notes—Settlement upon Conversion."

Holders will not receive any additional cash payment or additional shares of our common stock representing accrued and unpaid interest, if any, upon conversion of a note, except in limited circumstances. Instead, interest will be deemed to be paid by the consideration delivered to you upon conversion of a note.

The conversion rate for the notes is subject to adjustment as described under "Description of Notes—Conversion of Notes—Conversion Rate Adjustments" and "Description of Notes—Adjustment to Conversion Rate upon Conversion upon a Make-Whole Adjustment Event or a Notice of Redemption." An adjustment to the conversion rate will result in a corresponding (but inverse) adjustment to the conversion price.

Limitation on Beneficial Ownership

In order to preserve the tax treatment of our net operating loss carryforwards under the Internal Revenue Code, holders of the notes will be subject to a limitation on beneficial ownership upon conversion, as described herein.

In addition, as a common stockholder upon conversion of your notes, you will be subject to both our stockholders rights agreement, dated December 17, 2008, as amended (the "Rights Agreement"), and the transfer restrictions of our amended and restated articles of incorporation. See "Description of Notes—Section 382 Limitation on Beneficial Ownership Upon Conversion."

Adjustment to Conversion Rate Upon Conversion Upon a Make-Whole Adjustment Event or a Notice of Redemption

If and only to the extent a holder elects to convert its notes in connection with a make-whole adjustment event (as defined under "Description of Notes—Adjustment to Conversion Rate upon Conversion upon a Make-Whole Adjustment Event or a Notice of Redemption") or a notice of redemption at any time prior to the stated maturity date, the conversion rate for any notes converted following such make-whole adjustment event or notice of redemption will, in certain circumstances and for a limited period of time, be increased by a number of additional shares of our common stock. A description of how the number of additional shares will be determined and a table showing the number of additional shares of our common stock, if any, by which the conversion rate will be increased following a make-whole adjustment event or notice of redemption is set forth under "Description of Notes—Adjustment to Conversion Rate upon Conversion upon a Make-Whole Adjustment Event or a Notice of Redemption."

Purchase of Notes at Your Option upon a Fundamental Change

Holders may require us to purchase for cash all or any portion of their notes upon the occurrence of a fundamental change at the fundamental change purchase price equal to 100% of the principal amount of the notes being purchased, plus accrued and unpaid interest to, but excluding, the fundamental change purchase date. For the definition of "fundamental change" and related information, see "Description of Notes—Purchase of Notes at Your Option upon a Fundamental Change."

Optional Redemption

We may not redeem the notes prior to June 6, 2017. On or after June 6, 2017, we may redeem for cash all or part of the notes, at our option, if the closing sale price of our common stock for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period ending within 5 trading days immediately preceding the date on which we provide notice of redemption, including the last trading day of such period, exceeds 130% of the applicable conversion price on each applicable trading day. The redemption price will equal 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. We will give notice of any redemption not less than 30 nor more than 60 calendar days before the redemption date. See "Description of Notes—Optional Redemption."

Use of Proceeds

We estimate that the net proceeds from this offering, after deducting estimated expenses payable by us and the underwriters' discount, will be approximately $242,775,000 (or $279,243,750 if the underwriters exercise their option to purchase additional notes in full). We intend to use the net proceeds of this offering for general corporate purposes, which may include land and other acquisitions to expand market opportunities. See "Use of Proceeds."

Trading

We do not intend to apply to list the notes on any securities exchange or for inclusion of the notes on any automated dealer quotation system. Our common stock is listed on The New York Stock Exchange under the symbol "RYL."

Risk Factors

See the information under the caption "Risk Factors" in this prospectus supplement and the other information contained or incorporated by reference in this prospectus supplement for a discussion of factors you should carefully consider before deciding to invest in the notes.

Material United States Federal Income Tax Consequences

You should consult your tax advisor with respect to the United States federal income tax consequences of owning the notes and the common stock into which the notes may be converted in light of your own particular situation and with respect to any tax consequences arising under the laws of any state, local, foreign or other taxing jurisdiction. See "Material United States Federal Income Tax Consequences."

Trustee, Paying Agent and Conversion Agent	The Bank of New York Mellon Trust Company, N.A.
Global Securities; Book-Entry Form

The notes will be issued in book-entry form and will be represented by global certificates deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of a nominee of DTC. Beneficial interests in any of the notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee and any such interest may not be exchanged for certificated securities, except in limited circumstances.

RISK FACTORS

        You should carefully consider the risks and uncertainties described below before purchasing the notes. While our most significant risks and uncertainties are described below, these are not the only risks that we face. If any of the following actually occurs, our business, financial condition or operating results could be materially harmed. You should carefully consider each of the risks and uncertainties below and all of the information in this prospectus supplement, the accompanying prospectus and the documents we refer you to in the section of this prospectus supplement titled "Incorporation of Certain Information by Reference" and in the section of the accompanying prospectus titled "How to Obtain More Information."

 Risks Related to the Notes and Our Common Stock

Servicing our debt requires a significant amount of cash, and we may not have sufficient cash flow from our business to pay our debt.

        At March 31, 2013, we had total consolidated homebuilding debt of approximately $1,133.2 million and a ratio of total consolidated homebuilding debt to stockholders' equity of approximately 2.1 to 1.0. Of this amount, approximately $1,128.6 million was senior indebtedness.

        Our ability to meet our debt service obligations will depend on our future performance, which, in turn, will be subject to general economic conditions and to financial, competitive, business and other factors. Many of these factors are beyond our control. Our level of indebtedness could restrict our flexibility in responding to changing business and economic conditions. If we are unable to generate sufficient cash flow from operations to service our debt, we may be required to seek refinancing for all or a portion of that debt or to obtain additional financing. We cannot assure you that refinancing would be possible or that we could obtain any additional financing on terms that are favorable or acceptable.

We are dependent upon the earnings and cash flow of our subsidiaries.

        A significant portion of our homebuilding operations and all of our financial services business are conducted through subsidiaries. Accordingly, we derive a significant portion of our operating income and cash flows from our homebuilding and financial services subsidiaries, and rely on these subsidiaries to generate the funds necessary to satisfy our debt obligations. The ability of our subsidiaries to pay dividends or otherwise make payments to us will be subject to, among other things, applicable state laws and is contingent upon such subsidiaries' earnings and business considerations. We cannot assure you that we will be able to realize from these subsidiaries any funds required to meet our debt obligations.

        In addition, our right to receive assets of these subsidiaries upon the liquidation or recapitalization of any subsidiaries will be subject to the claims of the subsidiaries' creditors, except to the extent that we are recognized as a creditor of the subsidiary. If we are recognized as a creditor, our claims would still be subject to any security interests in the assets of the subsidiary and any indebtedness of the subsidiary senior to its indebtedness to us. Any debt incurred by our financial services segment or other subsidiaries would be structurally senior to the notes.

We will continue to have the ability to incur debt after this offering; if we incur substantial additional debt, these higher levels of debt may affect our ability to pay the principal of and interest on the notes.

        We and our subsidiaries may be able to incur substantial additional debt in the future, some of which may be secured debt. The indenture governing the notes does not restrict our ability to incur additional indebtedness or require us to maintain financial ratios or specified levels of net worth or liquidity. If we incur substantial additional indebtedness in the future, these higher levels of indebtedness may affect our ability to pay the principal of and interest on the notes, or any fundamental change purchase price, and our creditworthiness generally.

The notes and the guarantees thereof will be structurally subordinated to liabilities of our non-guarantor subsidiaries.

        The notes and the guarantees thereof will be structurally subordinated to the indebtedness (including trade payables) of any non-guarantor subsidiaries to the extent of the value of their assets, and holders of the notes will not have any claim as a creditor against any non-guarantor subsidiary. In addition, the indenture under which the notes will be issued will not contain any limitation on the amount of indebtedness that may be incurred by them. As of March 31, 2013, the non-guarantor subsidiaries had no outstanding indebtedness.

Our net operating loss carryforwards could be substantially limited if we experience an ownership change as defined in the Internal Revenue Code. As a common stockholder upon conversion of your notes, you will be subject to both our Rights Agreement and the transfer restrictions of our amended and restated articles of incorporation.

        Section 382 of the Internal Revenue Code contains rules that limit the ability of a company that undergoes an ownership change, which is generally any change in ownership of more than 50.0 percent of its stock over a three-year period, to utilize its net operating loss carryforwards and certain built-in losses recognized in years after the ownership change. These rules generally operate by focusing on ownership changes among stockholders owning directly or indirectly 5.0 percent or more of the stock of a company and any change in ownership arising from a new issuance of stock by the company.

        If we undergo an ownership change for purposes of Section 382 as a result of future transactions involving our common stock, including purchases or sales of stock between 5.0 percent stockholders, our ability to use our net operating loss carryforwards and to recognize certain built-in losses would be subject to the limitations of Section 382. Depending on the resulting limitation, a significant portion of our net operating loss carryforwards could expire before we would be able to use them. Our inability to utilize our net operating loss carryforwards could have a negative impact on our financial position and results of operations.

        In late 2008 and early 2009, we adopted the Rights Agreement and amended our articles of incorporation to implement certain share transfer restrictions in order to preserve stockholder value and the value of certain tax assets primarily associated with net operating loss carryforwards and built-in losses under Section 382 of the Internal Revenue Code. The Rights Agreement and charter provisions are intended to prevent share transfers that could cause a loss of these tax assets. Both the Rights Agreement and the charter amendment were approved by our stockholders. We can provide no assurance that the Rights Agreement and charter provisions will protect our ability to use our net operating losses and unrealized losses to reduce potential future federal income tax obligations.

        As a common stockholder upon conversion of notes, you will be subject to both our Rights Agreement and the transfer restrictions of our amended and restated articles of incorporation. See "General Description of Securities—Description of Common Stock—Ownership and Transfer Restrictions" and "General Description of Securities—Description of Common Stock—Rights Agreement."

Converting holders cannot receive shares of our common stock upon conversion in excess of the Section 382 limitation.

        No holder of notes will be entitled to receive shares of our common stock upon conversion, and any purported delivery of shares of our common stock upon conversion of notes will be void and of no effect, to the extent (but only to the extent) that such receipt or delivery would cause such converting holder to become an Acquiring Person (as such term is defined in the Rights Agreement), unless such converting holder has received prior approval of our board of directors (the "Section 382 limitation"). If any delivery of shares of our common stock owed to a holder upon conversion of notes is not made, in whole or in part, as a result of the Section 382 limitation, our obligation to make such delivery shall not be extinguished and we shall deliver such shares as promptly as practicable after such delivery would not result in such converting holder being an Acquiring Person (as such term is defined in the Rights Agreement) and such converting holder gives notice thereof to us. Such converting holder will not be entitled to any compensation for any loss of value in connection with the Section 382 limitation. See "General Description of Securities—Description of Common Stock—Ownership and Transfer Restrictions" and "General Description of Securities—Description of Common Stock—Rights Agreement."

Recent regulatory actions may adversely affect the trading price and liquidity of the notes.

        Investors in, and potential purchasers of, the notes who employ, or seek to employ, a convertible arbitrage strategy with respect to the notes may be adversely impacted by regulatory developments that may limit or restrict such a strategy. The SEC and other regulatory and self-regulatory authorities have implemented various rules and may adopt additional rules in the future that restrict and otherwise regulate short selling and over-the-counter swaps and security-based swaps, which restrictions and regulations may adversely affect the ability of investors in, or potential purchasers of, the notes to conduct a convertible arbitrage strategy with respect to the notes. This could, in turn, adversely affect the trading price and liquidity of the notes.

Volatility in the market price and trading volume of our common stock could adversely impact the trading price of the notes.

        The stock market in recent years has experienced significant price and volume fluctuations that have often been unrelated to the operating performance of companies. The market price of our common stock could fluctuate significantly for many reasons, including in response to the risks described in this section, elsewhere in this prospectus supplement or the documents we have incorporated by reference in this prospectus supplement or for reasons unrelated to our operations, such as reports by industry analysts, investor perceptions or negative announcements by our customers, competitors or suppliers regarding their own performance, as well as industry conditions and general financial, economic and political instability. A decrease in the market price of our common stock would likely adversely impact the trading price of the notes. The market price of our common stock could also be affected by possible sales of our common stock by investors who view the notes as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that we expect to develop involving our common stock. This trading activity could, in turn, affect the trading prices of the notes. This may result in greater volatility in the trading price of the notes than would be expected for non-convertible debt securities.

The adjustment to the conversion rate for notes converted in connection with a make-whole adjustment event or a notice of redemption may not adequately compensate you for any lost option value of your notes as a result of such transaction or a redemption.

        Upon the occurrence of a make-whole adjustment event or a notice of redemption, we will, in certain circumstances, increase the conversion rate for a holder that converts its notes in connection with such make-whole adjustment event or such redemption notice. The increase in the conversion rate will be determined based on the date on which the make-whole adjustment event occurs or the date of the redemption notice, as the case may be, and the price paid (or deemed paid) per share of common stock in the make-whole adjustment event or redemption, as the case may be, all as described under "Description of Notes—Conversion Rights—Adjustment to Shares Delivered Upon Conversion Upon a Make-Whole Adjustment Event or a Notice of Redemption."

        The adjustment to the conversion rate for notes converted in connection with a make-whole adjustment event or a notice of redemption may not adequately compensate you for such lost option value. In addition, if the price paid (or deemed paid) for shares of our common shares in the make-whole adjustment event or the redemption is greater than $180.00 per share or less than $50.01 per share (in each case, subject to adjustment in accordance with the indenture), then we will not be required to adjust the conversion rate if you convert your notes in connection with such make-whole adjustment event or notice of redemption. Moreover, in no event will we increase the conversion rate solely because of such an adjustment to a rate that exceeds 19.9960 shares of common stock per $1,000 principal amount of notes, subject to adjustments in accordance with the indenture.

        In addition, our obligation to increase the conversion rate upon the occurrence of a make-whole adjustment event or notice of redemption could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.

We may not have the ability to raise the funds necessary to purchase the notes as required upon a fundamental change, and our future debt may contain limitations on our ability to repurchase the notes.

        Following a fundamental change as described under "Description of Notes—Purchase of Notes at Your Option upon a Fundamental Change," holders of notes will have the right to require us to purchase their notes for cash. A fundamental change may also constitute an event of default or prepayment under, and result in the acceleration of the maturity of, our then-existing indebtedness. We cannot assure you that we will have sufficient financial resources, or will be able to arrange financing, to pay the fundamental change purchase price in cash with respect to any notes surrendered by holders for purchase upon a fundamental change. In addition, restrictions in our then existing credit facilities or other indebtedness, if any, may not allow us to purchase the notes upon a fundamental change. Our failure to purchase the notes upon a fundamental change when required would result in an event of default with respect to the notes which could, in turn, constitute a default under the terms of our other indebtedness, if any. If the repayment of the related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay the indebtedness and purchase the notes.

Some significant restructuring transactions may not constitute a fundamental change, in which case we would not be obligated to offer to repurchase the notes.

        The definition of a fundamental change contained in the indenture is limited to certain enumerated transactions. As a result, the fundamental change provisions of the indenture will not afford protection to holders of the notes in the event that other transactions occur that could adversely affect the option value of the notes. For example, transactions such as leveraged recapitalizations, refinancings, restructurings or acquisitions initiated by us would not constitute a fundamental change requiring us to repurchase the notes. In addition, holders may not be entitled to require us to purchase their notes upon a fundamental change in certain circumstances involving a significant change in the composition of our board, including in connection with a proxy contest where our board does not endorse a dissident slate of directors but approves them for purposes of the definition of "continuing directors" as set forth under "Description of Notes—Purchase of Notes at Your Option upon a Fundamental Change." In the event of any such transaction, holders of the notes would not have the right to require us to purchase their notes, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting holders of the notes.

Future sales of our common stock in the public market could lower the market price for our common stock and adversely impact the trading price of the notes.

        In the future, we may sell additional shares of our common stock to raise capital. In addition, a substantial number of shares of our common stock is reserved for issuance upon the exercise of stock options and will be reserved upon conversion of the notes. We cannot predict the size of future issuances or the effect, if any, that they may have on the market price for our common stock. The issuance and sale of substantial amounts of common stock, or the perception that such issuances and sales may occur, could adversely affect the trading price of the notes and the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities.

The notes may not have an active market, and the price may be volatile, so you may be unable to sell your notes at the price you desire or at all.

        The notes are a new issue of securities for which there is currently no active trading market. We cannot assure you that a liquid market will develop for the notes, that you will be able to sell any of the notes at a particular time (if at all) or that the prices you receive if or when you sell the notes will be above their initial offering price. In addition, we do not intend to apply to list the notes on any securities exchange or for inclusion of the notes on any automated dealer quotation system. The underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so and may discontinue any market-making in the notes at any time in their sole discretion and without notice. Future trading prices of the notes on any market that may develop will depend on many factors, including our operating performance and financial condition, prevailing interest rates, the market for similar securities and general economic conditions.

        Moreover, even if you are able to sell your notes, you may not receive a favorable price for your notes. Future trading prices of the notes will depend on many factors, including, among other things, prevailing interest rates, our operating results, the price of our common stock and the market for similar securities. Historically, the market for convertible debt has been subject to disruptions that have caused volatility in prices. It is possible that the market for the notes will be subject to disruptions that may have a negative effect on the holders of the notes, regardless of our prospects or financial performance.

The conversion rate of the notes may not be adjusted for all dilutive events.

        The conversion rate of the notes is subject to adjustment for certain events, including subdivisions and combinations of our common stock, the issuance to all or substantially all holders of our common stock of stock dividends, certain rights, options or warrants, capital stock, indebtedness, assets or cash, and certain issuer tender or exchange offers as described under "Description of Notes—Conversion of Notes—Conversion Rate Adjustments." However, the conversion rate will not be adjusted for other events, such as a third-party tender or exchange offer or an issuance of common stock for cash or in an acquisition, that may adversely affect the trading price of the notes or the common stock. An event that adversely affects the value of the notes may occur, and that event may not result in an adjustment to the conversion rate.

The notes are not protected by restrictive covenants.

        The indenture governing the notes will not contain any financial or operating covenants or restrictions on the payment of dividends, the incurrence of indebtedness or the issuance or repurchase of securities by us or any of our subsidiaries. The indenture will not contain covenants or other provisions to afford protection to holders of the notes in the event of a fundamental change except as described under "Description of Notes—Purchase of Notes at Your Option upon a Fundamental Change" and "Description of Notes—Adjustment to Conversion Rate upon Conversion upon a Make-Whole Adjustment Event or a Notice of Redemption." We could engage in many types of transactions, such as acquisitions, refinancings or recapitalizations, that could substantially affect our capital structure and the value of the notes and shares of our common stock but may not constitute a fundamental change that permits holders to require us to purchase their notes or a make-whole adjustment event that would require an increase in the conversion rate for notes converted in connection therewith.

Federal and state fraudulent transfer laws may permit a court to void the notes and/or the guarantees, and if that occurs, you may not receive any payments on the notes.

        Federal and state fraudulent transfer and conveyance statutes may apply to the issuance of the notes and the incurrence of the guarantees of the notes. Under federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws, which may vary from state to state, the notes or the guarantees thereof could be voided as a fraudulent transfer or conveyance if we or any of the subsidiary guarantors, as applicable, (a) issued the notes or incurred the guarantees with the intent of hindering, delaying or defrauding creditors or (b) received less than reasonably equivalent value or fair consideration in return for either issuing the notes or incurring the guarantees and, in the case of (b) only, one of the following is also true at the time thereof:

  •
  we or any of the subsidiary guarantors, as applicable, were insolvent or rendered insolvent by reason of the issuance of the notes or the incurrence of the guarantees;

  •
  the issuance of the notes or the incurrence of the guarantees left us or any of the subsidiary guarantors, as applicable, with an unreasonably small amount of capital or assets to carry on the business;

  •
  we or any of the subsidiary guarantors intended to, or believed that we or such subsidiary guarantor would, incur debts beyond our or such subsidiary guarantor's ability to pay as they mature; or

  •
  we or any of the subsidiary guarantors were a defendant in an action for money damages, or had a judgment for money damages docketed against us or the subsidiary guarantor if, in either case, the judgment is unsatisfied after final judgment.

        As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or a valid antecedent debt is secured or satisfied. A court would likely find that a subsidiary guarantor did not receive reasonably equivalent value or fair consideration for its note guarantee to the extent the subsidiary guarantor did not obtain a reasonably equivalent benefit directly or indirectly from the issuance of the notes.

        The guarantees will be limited to the maximum amount that can be guaranteed by a particular guarantor without rendering the guarantee, as it relates to that guarantor, voidable or otherwise ineffective under applicable law. This limit, however, may not be effective to protect the guarantees from being voided under fraudulent transfer laws or may eliminate any guarantor's obligations or reduce such guarantor's obligations to an amount that effectively makes the guarantee worthless.

        We cannot be certain as to the standards a court would use to determine whether or not we or the subsidiary guarantors were insolvent at the relevant time, whether the subsidiary guarantors obtained a reasonably equivalent benefit directly or indirectly from the issuance of the notes, or, regardless of the standard that a court uses, whether the notes or the guarantees would be subordinated to our or any of our subsidiary guarantors' other debt. In general, however, a court would deem an entity insolvent if:

  •
  the sum of its debts, including contingent and unliquidated liabilities, was greater than the fair saleable value of all of its assets;

  •
  the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

  •
  it could not pay its debts as they became due.

        If a court were to find that the issuance of the notes or the incurrence of a guarantee was a fraudulent transfer or conveyance, the court could void the payment obligations under the notes or that note guarantee, could subordinate the notes or that guarantee to presently existing and future indebtedness of ours or of the related subsidiary guarantor or could require the holders of the notes to repay any amounts received with respect to that guarantee. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the notes. Further, the avoidance of the notes could result in an event of default with respect to our and our subsidiaries' other debt that could result in acceleration of that debt.

        Finally, as a court of equity, the bankruptcy court may subordinate the claims in respect of the notes to other claims against us under the principle of equitable subordination if the court determines that (1) the holder of notes engaged in some type of inequitable conduct, (2) the inequitable conduct resulted in injury to our other creditors or conferred an unfair advantage upon the holders of notes and (3) equitable subordination is not inconsistent with the provisions of the bankruptcy code.

Conversions of the notes will dilute the ownership interest of our existing stockholders, including holders who had previously converted their notes.

        The conversion of some or all of the notes will dilute the ownership interests of our existing stockholders. Any sales in the public market of our common stock issuable upon such conversion could adversely affect prevailing market prices of our common stock. In addition, the existence of the notes may encourage short selling by market participants because the conversion of the notes could depress the price of our common stock.

If you hold notes, you are not entitled to any rights with respect to our common stock, but you are subject to all changes made with respect to our common stock to the extent you convert your notes.

        Holders who convert their notes will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock) until the conversion date relating to such notes, but holders of notes will be subject to all changes affecting our common stock. For example, if an amendment is proposed to our articles of incorporation or by-laws requiring stockholder approval, a holder of notes will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes affecting our common stock.

Upon conversion of the notes, you may receive less valuable consideration than expected because the value of our common stock may decline after you exercise your conversion right but before we settle our conversion obligation.

        Under the notes, a converting holder will be exposed to fluctuations in the value of our common stock during the period from the date such holder surrenders notes for conversion until the date we settle our conversion obligation.

        Upon conversion of the notes, we will be required to deliver the shares of our common stock, together with cash for any fractional share, on the third business day following the relevant conversion date. Accordingly, if the price of our common stock decreases during this period, the value of the shares that you receive will be adversely affected and would be less than the conversion value of the notes on the conversion date.

The fundamental change purchase feature of the notes may delay or prevent an otherwise beneficial attempt to take over our company.

        The terms of the notes require us to offer to purchase the notes for cash in the event of a fundamental change. A non-stock takeover of our company may trigger the requirement that we purchase the notes. This feature may have the effect of delaying or preventing a takeover of our company that would otherwise be beneficial to investors.

Changes in our credit ratings may adversely affect the value of the notes.

        Ratings assigned to the notes are limited in scope, and do not address all material risks relating to an investment in the notes, but rather reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of a rating may be obtained from the relevant rating agency. Ratings are not recommendations to buy, sell or hold securities, and there can be no assurance that ratings will remain in effect for any given period of time or that ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency's judgment, circumstances so warrant. Each rating should be evaluated independently of any other rating. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could affect the market value of your notes and increase our corporate borrowing costs.

If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the notes.

        Any default under the agreements governing our other indebtedness and the remedies sought by the holders of such indebtedness, could prevent us from paying principal and interest on the notes and substantially decrease the market value of the notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our other indebtedness, or if we otherwise fail to comply with the various covenants in our debt instruments, we could be in default under the terms of the agreements governing our other indebtedness. In the event of such default,

  •
  the holders of such indebtedness may be able to cause all of our available cash flow to be used to pay such indebtedness and, in any event, could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest; and/or

  •
  we could be forced into bankruptcy or liquidation.

        If our operating performance declines, we may in the future need to amend or modify the agreements governing our indebtedness or seek concessions from the holders of such indebtedness.

You may be subject to tax if we make or fail to make certain adjustments to the conversion rate of the notes even though you do not receive a corresponding cash distribution.

        The conversion rate of the notes is subject to adjustment in certain circumstances. If the conversion rate is adjusted as a result of a distribution that is taxable to our common stockholders, such as a cash dividend, you may be deemed to have received a dividend subject to U.S. federal income tax even though you do not receive a corresponding cash distribution. In addition, if we fail to adjust (or to adjust adequately) the conversion rate after an event that increases your proportionate interest in us, you may be deemed to have received a taxable dividend. Further, if a make-whole fundamental change or optional redemption occurs on or prior to the maturity date of the notes, and we increase the conversion rate for the notes converted in connection with the make-whole adjustment event or optional redemption, as applicable, you may be deemed to have received a taxable dividend. If you are a Non-U.S. Holder (as defined in "Material United States Federal Income Tax Consequences"), any deemed dividend may be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty, which may be set off against subsequent payments on the notes (or, in certain circumstances, against any payments on our common stock). See "Material United States Federal Income Tax Consequences."

USE OF PROCEEDS

        We estimate that the net proceeds from this offering, after deducting estimated offering expenses payable by us and the underwriters' discount, will be approximately $242,775,000 (or $279,243,750 if the underwriters exercise their option to purchase additional notes in full). We intend to use the net proceeds of this offering for general corporate purposes, which may include land and other acquisitions to expand market opportunities.

 MARKET PRICES OF OUR COMMON STOCK; DIVIDENDS

        Our common shares are listed on the NYSE, trading under the symbol "RYL." The latest reported sale price of our common stock on May 14, 2013, was $50.01. The following table presents high and low market prices, as well as dividend information:

	High	Low	Dividends Declared Per Share
2013
First quarter	$43.00	$33.50	$0.03
Second quarter (through May 14, 2013)	50.05	35.65	0.03
2012
First quarter	$21.15	$15.70	$0.03
Second quarter	26.23	17.18	0.03
Third quarter	33.93	23.04	0.03
Fourth quarter	38.28	29.00	0.03
2011
First quarter	$19.28	$15.59	$0.03
Second quarter	18.29	15.47	0.03
Third quarter	17.15	9.39	0.03
Fourth quarter	16.22	9.15	0.03

 RATIO OF EARNINGS TO FIXED CHARGES

        The following table shows our ratio of earnings to fixed charges for the periods indicated:

		Year ended December 31,
	Three months Ended March 31, 2013
		2012	2011		2010		2009		2008
Ratio of earnings to fixed charges	2.17	1.67	—	(1)	—	(1)	—	(1)	—	(1)

(1)
For the twelve-month periods ended December 31, 2011, 2010, 2009 and 2008, our earnings were not sufficient to cover fixed charges by approximately $37.7 million, $67.2 million, $225.3 million, and $321.8 million, respectively.

DESCRIPTION OF NOTES

General

        We will issue the notes under a base indenture dated as of June 28, 1996 between us and The Bank of New York Mellon Trust Company, N.A., as successor to JPMorgan Chase Bank, N.A., formerly known as The Chase Manhattan Bank, as trustee (the "trustee"), as supplemented by a supplemental indenture to be dated May 20, 2013 with respect to the notes. In this section, we refer to the base indenture (the "base indenture"), as supplemented by the supplemental indenture (the "supplemental indenture"), collectively as the "indenture." This description of the notes supplements and, to the extent it is inconsistent with, replaces the description of the general provisions of the notes and the base indenture in the accompanying prospectus. The terms of the notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The following summarizes the material provisions of the notes and the indenture but does not purport to be complete and is qualified by reference to all the provisions of the notes and the indenture, including the definitions of certain terms used in those documents. We urge you to read the indenture and the form of certificate evidencing the notes in their entirety, because they, and not this description, define your rights as a holder of the notes. You may request a copy of these documents at our address shown under "Incorporation of Certain Information by Reference."

        In this section entitled "Description of Notes," when we refer to "Ryland," "we," "our" or "us," we are referring to The Ryland Group, Inc. and not to any of its subsidiaries.

        We will issue $250,000,000 (or $287,500,000 if the underwriters exercise their option to purchase additional notes in full) aggregate principal amount of notes. We will settle conversions of notes by delivering a number of shares of our common stock, per $1,000 principal amount of notes, equal to the conversion rate (together with a cash payment in lieu of any fractional share) as described below under "—Conversion of Notes—Settlement upon Conversion." The notes will be issued only in denominations of $1,000 and in integral multiples of $1,000. The notes will mature on June 1, 2019, unless earlier converted by you or redeemed or purchased by us at your option upon the occurrence of a fundamental change (as defined below).

        Neither we nor our subsidiaries are restricted from paying dividends, incurring debt or issuing or repurchasing our securities under the indenture. In addition, there are no financial covenants in the indenture. You are not protected by the indenture in the event of a highly leveraged transaction, a change in control involving us or a termination in the trading of our common stock, except to the extent described under "—Purchase of Notes at Your Option upon a Fundamental Change,""—Adjustment to Conversion Rate upon Conversion upon a Make-Whole Adjustment Event or a Notice of Redemption" and "—Consolidation, Merger and Sale of Assets."

        The term "close of business" means 5:00 p.m., New York City time. The term "open of business" means 9:00 a.m., New York City time.

        We may from time to time, without the consent of the holders, reopen the indenture and issue additional notes under the indenture with the same terms (other than date of issuance and, in some cases, date from which interest will initially accrue) as the notes offered hereby in an unlimited aggregate principal amount; provided that if any such additional notes are not fungible with the notes initially offered hereby for U.S. federal income tax purposes, such additional notes will have a separate CUSIP number. The notes offered hereby and any such additional notes would be treated as a single class for all purposes under the indenture and would vote together as one class on all matters with respect to the notes.

        We do not intend to list the notes on any securities exchange or automated dealer quotation system.

Ranking

        The notes will be our direct, unsecured and unsubordinated obligations, ranking equally with all our other unsecured and unsubordinated indebtedness from time to time outstanding and effectively subordinated to any future secured debt.

        At March 31, 2013, we had total consolidated homebuilding debt of approximately $1,133.2 million. Of this amount, approximately $1,128.6 million was Senior Indebtedness. After giving effect to the issuance of the notes, our total consolidated homebuilding debt would have been $1,383.2 million.

Interest

        We will pay interest on the notes at a rate of 0.25% per annum, payable semi-annually in arrears on June 1 and December 1 of each year, or if any such day is not a business day, the immediately following business day (each, an "interest payment date"), commencing December 1, 2013, to holders of record at the close of business on the preceding May 15 and November 15, respectively. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months and will accrue from May 20, 2013 or from the most recent date to which interest has been paid or duly provided for. In the event of any notes' maturity, conversion, redemption or purchase by us at the option of the holder thereof, interest will cease to accrue on those notes under the terms of and subject to the conditions of the indenture.

        A "business day" is any day other than (x) a Saturday, (y) a Sunday or (z) a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

        All references to interest in this prospectus supplement include additional interest, if any, payable at our election as the sole remedy relating to the failure to comply with our reporting obligations as described under "—Events of Default."

Guarantees

        Payment of principal of and interest on the notes will be guaranteed, jointly and severally, on a senior basis by the Subsidiary Guarantors. Each guarantee will be an unsecured and unsubordinated obligation of the Subsidiary Guarantor issuing such guarantee, ranking equal in right of payment with all existing and future Senior Indebtedness of such Subsidiary Guarantor. Each Subsidiary Guarantor will agree to pay, in addition to the amount stated above, any and all costs and expenses (including counsel fees and expenses) incurred by the trustee or the holders in enforcing any rights under the subsidiary guarantees. The subsidiary guarantees will be effectively subordinated to any secured Indebtedness of the applicable Subsidiary Guarantor. The supplemental indenture provides that, in the event any guarantee would constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, the liability of the Subsidiary Guarantor under such guarantee shall be reduced to the maximum amount, after giving effect to all other contingent and other liabilities of such Subsidiary Guarantor, permissible under the applicable fraudulent conveyance or similar law.

        As of March 31, 2013, the Subsidiary Guarantors had an aggregate of approximately $1,128.6 million of Senior Indebtedness, none of which was secured. After giving effect to this offering, the Subsidiary Guarantors would have had $1,378.6 million of Senior Indebtedness.

        A Subsidiary Guarantor will be automatically and unconditionally released from its guarantee (i) if it no longer guarantees any other Publicly Traded Debt Securities (other than by reason of payment under any guarantee of any such Publicly Traded Debt Securities), (ii) if as a result of the sale or other disposition of its capital stock, it ceases to be a Subsidiary of Ryland, (iii) upon a sale or other disposition of all or substantially all of its assets, or (iv) upon a merger or consolidation of a Subsidiary Guarantor with a Person other than Ryland or another Subsidiary Guarantor.

        The guarantees with respect to a Note are not convertible and will automatically terminate when that Note is converted into common stock.

        "Publicly Traded Debt Securities" means any issue of debt securities of Ryland or any of its homebuilding Subsidiaries originally issued in a public offering registered with the SEC or in an offering pursuant to Rule 144A under the Securities Act and of which issue at least $20.0 million aggregate principal amount is outstanding.

        "Subsidiary" means any corporation of which at the time of determination by us, directly and/or indirectly through one or more Subsidiaries, owns more than 50% of the shares of Voting Stock.

        "Subsidiary Guarantor" means our direct and indirect wholly owned homebuilding Subsidiaries that guarantee any Publicly Traded Debt Securities outstanding on the date of the indenture and any direct or indirect wholly owned homebuilding Subsidiary created or acquired by Ryland after the date of the supplemental indenture that becomes a guarantor of any Publicly Traded Debt Securities.

        "Voting Stock" means any class or classes of capital stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

Conversion of Notes

  General

        At any time prior the close of business on the business day immediately preceding the stated maturity date, you may convert all or any portion of your notes at an initial conversion rate of 13.3307 shares of our common stock per $1,000 aggregate principal amount of notes (equivalent to an initial conversion price of approximately $75.01 per share of common stock). The conversion rate and the corresponding conversion price will be subject to adjustment as described below under "—Conversion Rate Adjustments" and "—Adjustment to Conversion Rate upon Conversion upon a Make-Whole Adjustment Event or a Notice of Redemption." The conversion price at any time is equal to $1,000 divided by the conversion rate in effect at such time. Accordingly, an adjustment to the conversion rate will result in a corresponding (but inverse) adjustment to the conversion price. A holder may convert fewer than all of such holder's notes so long as the notes converted are in an integral multiple of $1,000 principal amount.

        We will settle conversions of notes by delivering shares of our common stock, together with a cash payment in lieu of any fractional share, as described below under "—Settlement upon Conversion."

        Upon conversion of a note, a holder will not receive any additional cash payment for accrued and unpaid interest, if any, unless such holder is the holder on a regular record date and such conversion occurs between such regular record date and the interest payment date to which it relates as described below, and we will not adjust the conversion rate to account for accrued and unpaid interest. Except as described below, our settlement of conversions as described below under "—Settlement upon Conversion" will be deemed to satisfy our obligation to pay the principal amount of the note and accrued and unpaid interest, if any, to, but not including, the conversion date.

        Holders of notes at the close of business on a regular record date will receive payment of interest payable on the corresponding interest payment date notwithstanding the conversion of such notes at any time after the close of business on the applicable regular record date. Notes surrendered for conversion by a holder after the close of business on any regular record date but prior to the next interest payment date must be accompanied by payment of an amount equal to the interest that will be payable on the notes; provided, however, that no such payment need be made (1) if we have specified a fundamental change purchase date following a fundamental change that is after a regular record date and on or prior to the corresponding interest payment date, (2) if we have specified a redemption date in accordance with the provisions described under "—Optional Redemption" that is after a regular record date and on or prior to the business day immediately following the corresponding interest payment date, (3) with respect to any notes surrendered for conversion following the regular record date immediately preceding the stated maturity date or (4) only to the extent of overdue interest, if any overdue interest exists at the time of conversion with respect to such notes. For the avoidance of doubt, all holders on the regular record date immediately preceding the stated maturity date will receive and retain the full interest payment due on the stated maturity date regardless of whether their notes are converted following such regular record date.

        If a holder converts notes, we will pay any documentary, stamp or similar issue or transfer tax due on the issuance of the shares of our common stock upon the conversion of the notes, unless the tax is due because the holder requests such shares to be issued in a name other than the holder's name, in which case the holder will pay the tax.

        The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

        A "trading day" means a day on which (i) The New York Stock Exchange or, if our common stock is not listed on The New York Stock Exchange, the principal other U.S. national or regional securities exchange on which our common stock is then listed is open for trading, in each case, with a scheduled closing time of 4:00 p.m. (New York City time) or the then-standard closing time for regular trading on the relevant exchange or market, or, if our common stock is not so listed, any business day and (ii) a closing sale price for our common stock is available on such securities exchange or market.

  Conversion upon Notice of Redemption

        If we call any or all of the notes for redemption, holders of the notes will have the right to convert all or a portion of their notes called for redemption at any time prior to the close of business on the business day immediately preceding the redemption date, after which time holders will no longer have the right to convert their notes on account of our delivery of notice of such redemption, unless we default in the payment of the redemption price. If a holder elects to convert its notes in connection with our redemption notice, we will:

  •
  increase the conversion rate for the notes as described in "—Adjustment to Conversion Rate upon Conversion upon a Make-Whole Adjustment Event or a Notice of Redemption;" and

  •
  pay to such holder an amount equal to accrued and unpaid interest on the notes that are surrendered for conversion to, but excluding, the conversion date (as defined below under "—Settlement upon Conversion"); provided that if such conversion date occurs after a regular record date and on or prior to the corresponding interest payment date, we will pay the interest due on that interest payment date to the holder of record on the relevant regular record date and no additional payment will be made pursuant to this clause.

  Section 382 Limitation on Beneficial Ownership Upon Conversion

        Notwithstanding the foregoing, no holder of notes will be entitled to receive shares of our common stock upon conversion, and any purported delivery of shares of our common stock upon conversion of notes will be void and of no effect, to the extent (but only to the extent) that such receipt or delivery would cause such converting holder to become an Acquiring Person (as such term is defined in the Rights Agreement), unless such converting holder has received prior approval of our board of directors (the "Section 382 limitation"). If any delivery of shares of our common stock owed to a holder upon conversion of notes is not made, in whole or in part, as a result of the Section 382 limitation, our obligation to make such delivery shall not be extinguished and we shall deliver such shares as promptly as practicable after such delivery would not result in such converting holder being an Acquiring Person (as such term is defined in the Rights Agreement) and such converting holder gives notice thereof to us. In addition, as a common stockholder upon conversion of notes, such holder will be subject to both our Rights Agreement and the transfer restrictions of our amended and restated articles of incorporation. See "General Description of Securities—Description of Common Stock—Ownership and Transfer Restrictions" and "General Description of Securities—Description of Common Stock—Rights Agreement."

  Settlement upon Conversion

        Upon conversion, we will deliver to holders in respect of each $1,000 principal amount of notes being converted a number of shares of our common stock equal to the conversion rate in effect immediately prior to the close of business on the relevant conversion date. No fractional shares will be issued upon conversion. Instead, we will pay cash in lieu of any fractional share based on the closing sale price of our common stock on the relevant conversion date. We refer to the shares of common stock (along with the cash payment in lieu of any fractional share) we are required to deliver as the "settlement amount."

        The "closing sale price" of our common stock on any date means the closing per share sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) at 4:00 p.m. (New York City time) on such date as reported in composite transactions for The New York Stock Exchange or, if our common stock is not listed on The New York Stock Exchange, the principal U.S. national or regional securities exchange on which our common stock is listed for trading or, if our common stock is not listed on a U.S. national or regional securities exchange, as reported by OTC Markets Group Inc. at 4:00 p.m. (New York City time) on such date (or in either case the then-standard closing time for regular trading on the relevant exchange or trading system). If the closing sale price of our common stock is not so reported, the "closing sale price" will be the average of the mid-point of the last bid and ask prices for our common stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose.

        Each conversion will be deemed to have been effected as to any notes surrendered for conversion on the conversion date, and with respect to the shares of common stock that are issuable upon such conversion, the person in whose name the certificate or certificates for such shares will be registered will be treated as the holder of record of such shares as of the close of business on the conversion date.

        We will deliver the consideration due in respect of any conversion on the third business day immediately following the relevant conversion date.

Conversion Rate Adjustments

        The conversion rate will be adjusted as described below:

        (1)   If we issue solely shares of our common stock as a dividend or distribution on all or substantially all of our shares of our common stock, or if we subdivide or combine our common stock, the conversion rate will be adjusted based on the following formula:

CR = CR0 ×	OS ---------------------- OS0

          where,

            CR0 = the conversion rate in effect immediately prior to the close of business on the "record date" (as defined below) for such dividend or distribution, or immediately prior to the open of business on the effective date of such subdivision or combination of common stock, as the case may be;

            CR = the conversion rate in effect immediately after the close of business on the record date for such dividend or distribution, or immediately after the open of business on the effective date of such subdivision or combination of common stock, as the case may be;

            OS0 = the number of shares of our common stock outstanding immediately prior to the close of business on the record date for such dividend or distribution, or immediately prior to the open of business on the effective date of such subdivision or combination of common stock, as the case may be; and

            OS = the number of shares of our common stock that would be outstanding immediately after giving effect to such dividend or distribution, or immediately after the effective date of such subdivision or combination of common stock, as the case may be.

        Any adjustment made under this clause (1) will become effective immediately after the close of business on the record date for such dividend or distribution, or immediately after the open of business on the effective date of such subdivision or combination of common stock, as the case may be. If such dividend, distribution, subdivision or combination described in this clause (1) is declared but not so paid or made, the conversion rate shall be immediately readjusted, effective as of the date our board of directors or a duly authorized committee thereof determines not to pay such dividend or distribution or to effect such subdivision or combination, to the conversion rate that would then be in effect if such dividend or distribution had not been declared or subdivision or combination had not been announced.

        (2)   If an ex-dividend date occurs for a distribution to all or substantially all holders of our common stock of any rights, options or warrants entitling them for a period of not more than 60 calendar days from the announcement date for such distribution to subscribe for or purchase shares of our common stock, at a price per share less than the average of the closing sale prices of our common stock for the 10 consecutive trading-day period ending on, and including, the trading day immediately preceding the announcement date for such distribution, the conversion rate will be increased based on the following formula:

CR = CR0 ×	OS0 + X ---------------------- OS0 + Y

          where,

            CR0 = the conversion rate in effect immediately prior to the close of business on the record date for such distribution;

            CR = the conversion rate in effect immediately after the close of business on the record date for such distribution;

            OS0 = the number of shares of our common stock outstanding immediately prior to the close of business on the record date for such distribution;

            X = the total number of shares of our common stock issuable pursuant to such rights, options or warrants; and

            Y = the number of shares of our common stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the closing sale prices of our common stock over the 10 consecutive trading-day period ending on, and including, the trading day immediately preceding the announcement date for such distribution.

        Any increase made under this clause (2) will be made successively whenever any such rights, options or warrants are issued and will become effective immediately after the close of business on the record date for such distribution. To the extent that shares of common stock are not delivered after the exercise of such rights, options or warrants, the conversion rate shall be decreased to the conversion rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of common stock actually delivered. If such rights, options or warrants are not so distributed, the conversion rate shall be decreased to the conversion rate that would then be in effect if the record date for such distribution had not occurred.

        For purposes of this clause (2), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of our common stock at a price that is less than the average of the closing sale prices of our common stock over the applicable 10 consecutive trading-day period, there shall be taken into account any consideration we receive for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration if other than cash to be determined in good faith by our board of directors or a duly authorized committee thereof.

        (3)   If an ex-dividend date occurs for a distribution (the "relevant distribution") of shares of our capital stock, evidences of our indebtedness or other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities, to all or substantially all holders of our common stock (excluding (i) dividends or distributions and rights, options or warrants as to which an adjustment was effected under clause (1) or (2) above; (ii) dividends or distributions paid exclusively in cash covered under clause (4) below; and (iii) spin-offs as defined below in this clause (3)), then the conversion rate will be increased based on the following formula:

CR = CR0 ×	SP0 ---------------------- SP0 - FMV

          where,

            CR0 = the conversion rate in effect immediately prior to the close of business on the record date for such distribution;

            CR = the conversion rate in effect immediately after the close of business on the record date for such distribution;

            SP0 = the average of the closing sale prices of our common stock over the 10 consecutive trading-day period ending on, and including, the trading day immediately preceding the ex-dividend date for such distribution; and

            FMV = the fair market value (as determined in good faith by our board of directors or a duly authorized committee thereof) of the shares of capital stock, evidences of indebtedness, assets or property or rights, options or warrants distributed with respect to each outstanding share of our common stock as of the open of business on the ex-dividend date for such distribution.

        Any increase made under the above portion of this clause (3) will become effective immediately after the close of business on the record date for such distribution. No adjustment pursuant to the above formula will result in a decrease of the conversion rate. However, if such distribution is not so paid or made, the conversion rate shall be readjusted to be the conversion rate that would then be in effect if such distribution had not been declared.

        Notwithstanding the foregoing, if "FMV" (as defined above) is equal to or greater than "SP0" (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of our common stock, without having to convert its notes, the amount and kind of the relevant distribution that such holder would have received if such holder owned a number of shares of common stock equal to the conversion rate on the record date for the distribution.

        With respect to an adjustment pursuant to this clause (3) where there has been an ex-dividend date for a dividend or other distribution on our common stock of shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange, which we refer to as a "spin-off," the conversion rate will be increased based on the following formula:

CR = CR0 ×	FMV + MP0 ---------------------- MP0

          where,

            CR0 = the conversion rate in effect immediately prior to the close of business on the record date for the spin-off;

            CR = the conversion rate in effect immediately after the close of business on the record date for the spin-off;

            FMV = the average of the closing sale prices of the capital stock or similar equity interest distributed to holders of our common stock applicable to one share of our common stock (determined by reference to the definition of "closing sale price" set forth under "—Settlement upon Conversion" as if references therein to our common stock were to such capital stock or similar equity interest) over the first 10 consecutive trading-day period commencing on, and including, the effective date for the spin-off (such period, the "valuation period"); and

            MP0 = the average of the closing sale prices of our common stock over the valuation period.

        The adjustment to the conversion rate under the preceding paragraph of this clause (3) will be determined on the last day of the valuation period but will be given effect immediately after the close of business on the record date for the spin-off. In respect of any conversion during the valuation period for any spin-off, references within this clause (3) related to 10 trading days shall be deemed to be replaced with such lesser number of trading days as have elapsed from, and including, the effective date for such spin-off to, but excluding, the relevant conversion date.

        (4)   If an ex-dividend date occurs for a cash dividend or distribution to all, or substantially all, holders of our outstanding common stock (other than (i) any dividend or distribution in connection with our liquidation, dissolution or winding up and (ii) a regular cash dividend that does not exceed $0.03 per share per quarter (the "dividend threshold amount")), the conversion rate will be increased based on the following formula:

CR = CR0 ×	SP0 - T ---------------------- SP0 - C

          where,

            CR0 = the conversion rate in effect immediately prior to the close of business on the record date for such distribution;

            CR = the conversion rate in effect immediately after the close of business on the record date for such distribution;

            SP0 = the average of the closing sale prices of our common stock over the 10 consecutive trading-day period ending on, and including, the trading day immediately preceding the ex-dividend date for such distribution;

            T = the dividend threshold amount; provided that if the dividend or distribution is not a regular quarterly cash dividend, the dividend threshold amount will be deemed to be zero; and

            C = the amount in cash per share we pay or distribute to all or substantially all holders of our common stock.

        The dividend threshold amount is subject to adjustment in a manner inversely proportional to adjustments to the conversion rate; provided that no adjustment will be made to the dividend threshold amount for any adjustment to the conversion rate made under this clause (4).

        Any increase made under this clause (4) shall become effective immediately after the close of business on the record date for such dividend or distribution. No adjustment pursuant to the above formula will result in a decrease of the conversion rate. However, if any dividend or distribution described in this clause (4) is declared but not so paid or made, the new conversion rate shall be readjusted to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

        Notwithstanding the foregoing, if "C" (as defined above) is equal to or greater than "SP0" (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, for each $1,000 principal amount of notes, at the same time and upon the same terms as holders of shares of our common stock, without having to convert its notes, the amount of cash that such holder would have received if such holder owned a number of shares of our common stock equal to the conversion rate on the record date for such cash dividend or distribution.

        (5)   If we or any of our subsidiaries makes a payment in respect of a tender or exchange offer for our common stock and, if the cash and value of any other consideration included in the payment per share of common stock exceeds the average of the closing sale prices of our common stock over the 10 consecutive trading-day period commencing on, and including, the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the "expiration date"), the conversion rate will be increased based on the following formula:

CR = CR0 ×	AC + (OS × SP) ---------------------- OS0 - SP

          where,

            CR0 = the conversion rate in effect immediately prior to the open of business on the trading day next succeeding the expiration date;

            CR = the conversion rate in effect immediately after the open of business on the trading day next succeeding the expiration date;

            AC = the aggregate value of all cash and any other consideration (as determined in good faith by our board of directors or a duly authorized committee thereof) paid or payable for shares purchased in such tender or exchange offer;

            OS0 = the number of shares of our common stock outstanding immediately prior to the time (the "expiration time") such tender or exchange offer expires (prior to giving effect to such tender or exchange offer);

            OS = the number of shares of our common stock outstanding immediately after the expiration time (after giving effect to such tender or exchange offer); and

            SP = the average of the closing sale prices of our common stock over the 10 consecutive trading-day period commencing on, and including, the trading day next succeeding the expiration date.

        The adjustment to the conversion rate under the preceding paragraph of this clause (5) will be determined at the close of business on the tenth trading day immediately following, but excluding, the expiration date but will be given effect at the open of business on the trading day next succeeding the expiration date. In respect of any conversion during the 10 trading days commencing on the trading day next succeeding the expiration date, references within this clause (5) to 10 trading days shall be deemed to be replaced with such lesser number of trading days as have elapsed from, and including, the trading day next succeeding the expiration date to, but excluding, the relevant conversion date. No adjustment pursuant to the above formula will result in a decrease of the conversion rate.

        As used in this section, "ex-dividend date" means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from us or, if applicable, from the seller of our common stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

        As used in this section, "record date" means, with respect to any dividend, distribution or other transaction or event in which the holders of our common stock have the right to receive any cash, securities or other property or in which common stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of our common stock entitled to receive such cash, securities or other property (whether such date is fixed by our board of directors or a duly authorized committee thereof, statute, contract or otherwise).

        To the extent that we have a rights plan in effect upon conversion of the notes (i.e., a poison pill), you will receive, in addition to the common stock received in connection with such conversion, the rights under the rights plan, unless prior to any conversion, the rights have separated from the common stock, in which case the conversion rate will be adjusted at the time of separation as if we distributed to all holders of our common stock, shares of our capital stock, evidences of indebtedness or other assets or property as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

        To the extent permitted by applicable law and applicable listing rules of The New York Stock Exchange and any other securities exchange on which our securities are then listed, (i) we are permitted to increase the conversion rate of the notes by any amount for a period of at least 20 business days so long as the increase is irrevocable during the period and our board of directors determines that such increase would be in our best interest and (ii) we may (but are not required to) increase the conversion rate to avoid or diminish income tax to holders of our common stock or rights to purchase shares of our common stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar events. We must give at least 15 days' prior notice of any such increase in the conversion rate.

        You may, in some circumstances, including the distribution of cash dividends to holders of our shares of common stock, be deemed to have received a distribution or dividend subject to U.S. federal income tax as a result of an adjustment or the nonoccurrence of an adjustment to the conversion rate. For a discussion of the U.S. federal income tax treatment of an adjustment to the conversion rate, see "Material United States Federal Income Tax Consequences" below for a relevant discussion.

        Adjustments to the conversion rate will be calculated to the nearest 1/10,000th of a share. Notwithstanding anything in this section to the contrary, we will not be required to adjust the conversion rate unless the adjustment would result in a change of at least 1% of the conversion rate. However, we will carry forward any adjustments that are less than 1% of the conversion rate and make such carried forward adjustments (1) when the cumulative net effect of all adjustments not yet made will result in a change of at least 1% of the conversion rate or (2) regardless of whether the aggregate adjustment is less than 1%, (i) upon any required purchases of the notes in connection with a fundamental change and (ii) upon any conversion of notes.

        Whenever any provision of the indenture requires us to calculate the closing sale prices or the "stock price" for purposes of a make-whole adjustment event over a span of multiple days, the board of directors or a committee thereof will make appropriate adjustments to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the record date, expiration date or effective date of the event occurs, at any time during the period from which such closing sale prices or stock prices are to be calculated.

        No adjustment to the conversion rate need be made for a given transaction if holders of the notes will be entitled to participate in that transaction, without conversion of the notes, on the same terms and at the same time as a holder of a number of shares of common stock equal to the principal amount of a holder's notes divided by $1,000 and multiplied by the conversion rate would be entitled to participate.

        If we issue rights, options or warrants that are only exercisable upon the occurrence of certain triggering events, then (i) we will not adjust the conversion rate pursuant to clauses above until the earliest these triggering events occurs; and (ii) we will readjust the conversion rate to the extent any of these rights, options or warrants are not exercised before they expire.

        If we adjust the conversion rate pursuant to the above provisions, we will deliver to the conversion agent a certificate setting forth the conversion rate, detailing the calculation of the conversion rate and describing the facts upon which the adjustment is based. In addition, we will issue a press release containing the relevant information (and make the press release available on our website).

Recapitalizations, Reclassifications and Changes to Our Common Stock

        In the event of:

  •
  any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination);

  •
  a consolidation, merger, combination or binding share exchange involving us; or

  •
  a sale, assignment, conveyance, transfer, lease or other disposition to another person of our property and assets as an entirety or substantially as an entirety,

in each case, in which holders of our outstanding common stock are entitled to receive cash, securities or other property for their shares of our common stock ("reference property"), we or the successor or purchasing company, as the case may be, will execute with the trustee a supplemental indenture, providing that, at and after the effective time of such transaction, holders of each $1,000 principal amount of notes will be entitled to convert their notes into the type and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of our common stock equal to the conversion rate immediately prior to such transaction would have owned or been entitled to receive upon such transaction. The supplemental indenture will also provide for anti-dilution and other adjustments that are as nearly equivalent as possible to the adjustments set described under "—Conversion Rate Adjustments" above. If the reference property in respect of any such transaction includes shares of stock, securities or other property or assets of a company other than the successor or purchasing corporation, as the case may be, in such transaction, such other company will also execute such supplemental indenture, and such supplemental indenture will contain such additional provisions to protect the interests of the holders, including the right of holders to require us to purchase their notes upon a fundamental change as described under "—Purchase of Notes at Your Option on a Fundamental Change" below, as the board of directors (or an authorized committee thereof) reasonably considers necessary by reason of the foregoing. If the notes become convertible into reference property, we will notify the trustee and issue a press release containing the relevant information (and make the press release available on our website).

        For purposes of the foregoing, the type and amount of consideration that holders of our common stock are entitled to in the case of recapitalizations, reclassifications, changes of our common stock, consolidations, mergers, combinations, binding share exchanges, sales, assignments, conveyances, transfers, leases or other dispositions that cause our common stock to be converted into or exchanged for the right to receive more than a single type of consideration because the holders of our common stock have the right to elect the type of consideration they receive will be deemed to be the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make such an election. We will notify holders of the weighted average as soon as practicable after such determination is made.

        We will agree in the indenture not to become a party to any such transaction unless its terms are consistent with the foregoing.

        If the notes become convertible into reference property, we will adjust the dividend threshold amount (as defined under "—Conversion Rate Adjustments") based on the number of shares of common stock comprising the reference property and (if applicable) the value of any non-stock consideration comprising the reference property. If the reference property is composed solely of non-stock consideration, the dividend threshold amount will be zero.

Conversion Procedures

        The right of conversion attaching to any note may be exercised (a) if such note is represented by a global security, by book-entry transfer to the conversion agent through the facilities of DTC and compliance with DTC's then applicable conversion procedures or (b) if such note is represented by a certificated security, by delivery of such note at the specified office of the conversion agent, accompanied by a duly signed and completed notice of conversion and appropriate endorsements and transfer documents if required by the conversion agent. We will pay any documentary, stamp or similar issue or transfer tax on the issuance of the shares of our common stock upon conversion of the notes, unless the tax is due because the holder requests such shares to be issued in a name other than the holder's name, in which case the holder will pay the tax. We refer to the date a holder complies with the relevant procedures for conversion described above as the "conversion date."

        If you have submitted your notes for purchase upon a fundamental change, you may only convert your notes if you withdraw your purchase notice prior to the fundamental change purchase date, as described below under "—Purchase of Notes at Your Option upon a Fundamental Change." If your notes are submitted for purchase upon a fundamental change, your right to withdraw your purchase notice and convert the notes that are subject to purchase will terminate at the close of business on the business day immediately preceding such purchase date.

Adjustment to Conversion Rate upon Conversion upon a Make-Whole Adjustment Event or a Notice of Redemption

        If you elect to convert your notes at any time from, and including, (A) the effective date of a "make-whole adjustment event" (as defined below) to, and including, the close of business on the business day immediately preceding the related fundamental change purchase date, or if a make-whole adjustment event does not also constitute a fundamental change, the 40th scheduled trading day immediately following the effective date of such make-whole adjustment event (the "make-whole conversion period"), or (B) the date of a notice of redemption to holders of our intent to redeem any or all of the notes in cash as provided under "—Optional Redemption" to, and including, the close of business on the business day immediately preceding the redemption date, the conversion rate will be increased by an additional number of shares of common stock (these shares being referred to as the "additional shares") as described below.

        A "make-whole adjustment event" is (i) any "change in control" as described below under "—Purchase of Notes at Your Option Upon a Fundamental Change" (determined after giving effect to any exceptions or exclusions from such definition but without giving effect to the proviso in clause (2) of the definition thereof) and (ii) any "termination of trading" as described below under "—Purchase of Notes at Your Option Upon a Fundamental Change."

        We will notify holders, the trustee and the conversion agent of the anticipated effective date of such make-whole adjustment event and issue a press release as soon as practicable after we first determine the anticipated effective date of such make-whole adjustment event (and make the press release available on our website). We will use our commercially reasonable efforts to give notice to holders of the anticipated effective date for a make-whole adjustment event at least 30 scheduled trading days prior to the anticipated effective date.

        The number of additional shares, if any, by which the conversion rate will be increased for conversions in connection with a make-whole adjustment event or a notice of redemption will be determined by reference to the table below, based on the date on which the make-whole adjustment event occurs or becomes effective or the date of the notice of redemption, which we refer to as the "effective date," and (1) the price paid per share of our common stock in the change in control in the case of a make-whole adjustment event described in the second clause of the definition of change in control in the event that our common stock is acquired for cash, or, (2) the average of the closing sale prices of our common stock over the five trading-day period ending on the trading day immediately preceding the effective date of such other make-whole adjustment event or the date of the notice of redemption, in the case of any other make-whole adjustment event or a notice of redemption. We refer to the amount determined under the first or second clause of the preceding sentence, as applicable, as the "stock price."

        The stock prices set forth in the first row of the table below (i.e., column headers) and the number of additional shares in the table below will be adjusted as of any date on which the conversion rate of the notes is adjusted as described under "—Conversion of Notes—Conversion Rate Adjustments." The adjusted stock prices will equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The number of additional shares will be adjusted in the same manner and at the same time as the conversion rate as set forth under "—Conversion Rate Adjustments."

        The following table sets forth the number of additional shares by which the conversion rate for each $1,000 principal amount of notes shall be increased based on the stock price and the effective date:

	Stock Price
Effective Date	$50.01	$60.00	$70.00	$80.00	$90.00	$100.00	$110.00	$120.00	$130.00	$140.00	$150.00	$180.00
May 20, 2013	6.6653	4.9773	3.6965	2.8164	2.1891	1.7288	1.3830	1.1182	0.9121	0.7493	0.6194	0.3589
June 1, 2014	6.6653	4.9219	3.6013	2.7024	2.0683	1.6082	1.2666	1.0081	0.8093	0.6543	0.5320	0.2928
June 1, 2015	6.6653	4.8170	3.4533	2.5368	1.8995	1.4443	1.1118	0.8645	0.6777	0.5348	0.4241	0.2153
June 1, 2016	6.6653	4.6445	3.2313	2.2986	1.6637	1.2209	0.9059	0.6780	0.5108	0.3867	0.2937	0.1287
June 1, 2017	6.6653	4.3774	2.9012	1.9538	1.3312	0.9144	0.6311	0.4363	0.3013	0.2070	0.1410	0.0403
June 1, 2018	6.6653	3.9576	2.3831	1.4305	0.8534	0.5036	0.2918	0.1639	0.0875	0.0428	0.0178	0.0000
June 1, 2019	6.6653	3.3360	0.9550	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

        The exact stock price and effective date may not be set forth in the table above, in which case if the stock price is:

  •
  between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates based on a 365-day year, as applicable;

  •
  in excess of $180.00 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), the conversion rate will not be increased; and

  •
  less than $50.01 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), the conversion rate will not be increased.

        Notwithstanding anything in the indenture to the contrary, we may not increase the conversion rate to more than 19.9960 shares per $1,000 principal amount of notes pursuant to the events described in this section, though we will adjust such number of shares for the same events for which we must adjust the conversion rate as described under "—Conversion of Notes—Conversion Rate Adjustments" above.

Purchase of Notes at Your Option upon a Fundamental Change

        If a fundamental change occurs, you will have the option to require us to purchase for cash all or any portion of your notes that is equal to $1,000, or an integral multiple of $1,000, on the day of our choosing that is not less than 20 or more than 35 business days after the occurrence of such fundamental change (such day, the "fundamental change purchase date") at a purchase price (the "fundamental change purchase price") equal to 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest to but excluding, the fundamental change purchase date (unless the fundamental change purchase date is after a regular record date and on or prior to the interest payment date to which it relates, in which case interest accrued to the interest payment date will be paid to holders of the notes as of the preceding record date, and the price we are required to pay to the holder surrendering the note for purchase will be equal to 100% of the principal amount of notes subject to purchase and will not include any accrued and unpaid interest).

        We will mail to the trustee and to each holder a written notice of the fundamental change within 5 business days after the occurrence of such fundamental change and issue a press release announcing the occurrence of such fundamental change (and make the press release available on our website). This notice shall state certain specified information, including:

  •
  the events causing the fundamental change;

  •
  the effective date of the fundamental change, and whether the fundamental change is a make-whole adjustment event;

  •
  the last date on which a holder may exercise the purchase right;

  •
  the fundamental change purchase price;

  •
  the fundamental change purchase date;

  •
  the conversion rate and any adjustments to the conversion rate, and the procedures required for exercise of a holder's right to convert its notes;

  •
  the procedures required for exercise of the purchase option upon the fundamental change, and the procedures required for withdrawal of any such exercise; and

  •
  the name and address of the paying and conversion agents.

        You must deliver written notice of your exercise of this purchase right to the paying agent during the period between the delivery of the fundamental change notice and the close of business on the business day immediately preceding the fundamental change purchase date. The written notice must specify the notes for which the purchase right is being exercised. If you wish to withdraw this election, you must provide a written notice of withdrawal to the paying agent at any time until the close of business on the business day immediately preceding the fundamental change purchase date. If the notes are not in certificated form, the notice given by each holder (and any withdrawal notice) must comply with applicable DTC procedures.

        "Fundamental change" means the occurrence of a change in control or a termination of trading.

        A "change in control" will be deemed to have occurred if any of the following occurs after the time the notes are originally issued:

  (1)
  any "person" or "group" within the meaning of Section 13(d) under the Exchange Act is or becomes the direct or indirect "beneficial owner," as defined in Rule 13d-3 under the Exchange Act, of shares of our voting stock representing 50% or more of the total voting power of all outstanding classes of our voting stock entitled to vote generally in elections of directors, or has the power, directly or indirectly, to elect a majority of the members of our board of directors;

  (2)
  the consummation of (A) any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination) as a result of which our common stock would be converted into, or exchanged for, stock, other securities, or other property or assets; (B) any consolidation, merger, combination or binding share exchange of us pursuant to which our common stock will be converted into, or exchanged for, cash, stock, other securities, or other property or assets; or (C) any sale, assignment, conveyance, transfer, lease or other disposition, in one transaction or a series of transactions, of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than one of our subsidiaries; provided that a transaction described in clause (B) above pursuant to which the persons that "beneficially owned," directly or indirectly, the shares of our voting stock immediately prior to such transaction "beneficially own," directly or indirectly, shares of voting stock representing at least a majority of the total voting power of all outstanding classes of voting stock of the surviving or transferee person and such holders' proportional voting power immediately after such transaction vis-à-vis each other with respect to the securities they receive in such transaction will be in substantially the same proportions as their respective voting power vis-à-vis each other immediately prior to such transaction will not constitute a "change in control";

  (3)
  the first day on which a majority of the members of our board of directors are not continuing directors; or

  (4)
  the holders of our capital stock approve any plan or proposal for the liquidation or dissolution of us (whether or not otherwise in compliance with the indenture).

However, notwithstanding the foregoing, a "change in control" will not be deemed to have occurred if at least 90% of the consideration paid for our common stock in a transaction or transactions described under clause (2) of the definition of "change in control" above, excluding cash payments for any fractional share and cash payments made pursuant to dissenters' appraisal rights, consists of shares of common stock traded on The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors), or will be so traded immediately following such transaction, and, as a result therefrom, such consideration becomes the reference property for the notes.

        A "termination of trading" means our common stock (or reference property into which the notes are convertible) ceases to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors, a "permitted exchange"), or the announcement by any such exchange on which our common stock (or such reference property) is trading that our common stock (or such reference property) will no longer be listed or admitted for trading and will not be immediately relisted or readmitted for trading on any permitted exchange.

        "Continuing directors" means, as of any date of determination, any member of our board of directors who (i) was a member of such board of directors on the date of the original issuance of the notes, or (ii) was nominated for election or elected to such board of directors with the approval of a majority of the continuing directors who were members of such board at the time of such nomination or election.

        The term "all or substantially all" as used in the definition of change in control in respect of the sale, assignment, conveyance, transfer, lease or other disposition of the consolidated assets of us and our subsidiaries, taken as a whole, will likely be interpreted under applicable state law and will be dependent upon particular facts and circumstances. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise, established definition of this phrase under applicable law. As a result, we cannot assure you how a court would interpret this phrase under applicable law if you elect to exercise your rights following the occurrence of a transaction which you believe constitutes a transfer of "all or substantially all" of the consolidated assets of us and our subsidiaries, taken as a whole.

        We will be required to purchase notes that have been validly surrendered for purchase and not withdrawn on the fundamental change purchase date. You will receive payment of the fundamental change purchase price on the later of the fundamental change purchase date and the time of book-entry transfer or the delivery of your notes. If the paying agent holds money sufficient to pay the fundamental change purchase price of the notes on the fundamental change purchase date, then:

  •
  the notes will cease to be outstanding and interest will cease to accrue (whether or not book-entry transfer of the notes is made or whether or not the note is delivered to the paying agent); and

  •
  all other rights of the holder will terminate (other than the right to receive the fundamental change purchase price and, if the fundamental change purchase date is after a regular record date and on or prior to the related interest payment date, the right of the record holder on such regular record date to receive the related interest payment).

        In connection with any offer to purchase the notes in the event of a fundamental change, we will, in accordance with the indenture:

  •
  comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act, to the extent any such rules are applicable;

  •
  file a Schedule TO or any successor or similar schedule, if required, under the Exchange Act; and

  •
  otherwise comply with all applicable federal and state securities laws.

        No notes may be purchased by us at the option of holders upon a fundamental change if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to the purchase date for such fundamental change (except in the case of an acceleration resulting from a default by us in the payment of the fundamental change purchase price with respect to such notes).

        The fundamental change purchase feature may make more difficult or discourage a takeover of us and the removal of incumbent management. We are not, however, aware of any specific effort to accumulate shares of our common stock or to obtain control of us by means of a merger, tender offer, solicitation or otherwise. In addition, the fundamental change purchase feature is not part of a plan by management to adopt a series of anti-takeover provisions. Instead, the fundamental change purchase feature is a standard term contained in other similar convertible debt offerings.

        We could, in the future, enter into certain transactions, including recapitalizations, that would not constitute a fundamental change but would increase the amount of debt, including senior indebtedness, outstanding, or otherwise adversely affect a holder. Neither we nor our subsidiaries are prohibited from incurring debt, including senior indebtedness, under the indenture. The incurrence of significant amounts of additional debt could adversely affect our ability to service our debt, including the notes.

        Furthermore, holders may not be entitled to require us to purchase their notes upon a fundamental change or entitled to an increase in the conversion rate upon conversion as described under "—Adjustment to Conversion Rate upon Conversion upon a Make-Whole Adjustment Event or a Notice of Redemption" in certain circumstances involving a significant change in the composition of our board, including in connection with a proxy contest where our board does not endorse a dissident slate of directors but approves them for purposes of the definition of "continuing directors" above.

        If a fundamental change were to occur, we may not have sufficient funds to pay the fundamental change purchase price for the notes tendered by holders. We may in the future incur debt that may contain provisions prohibiting purchase of the notes under some circumstances or expressly prohibiting our purchase of the notes upon a fundamental change or may provide that a fundamental change constitutes an event of default under that agreement. If a fundamental change occurs at a time when we are prohibited from purchasing notes, we could seek the consent of our lenders to purchase the notes or attempt to refinance this debt. If we do not obtain any required consent, we would not be permitted to purchase the notes. Our failure to purchase tendered notes would constitute an event of default under the indenture, which could constitute an event of default under our senior indebtedness then outstanding, if any, and might constitute a default under the terms of our other indebtedness then outstanding, if any.

Optional Redemption

        We may not redeem the notes prior to June 6, 2017. On or after June 6, 2017, we may redeem any or all of the notes, except for the notes that we are required to repurchase as provided under "—Purchase of Notes at Your Option Upon a Fundamental Change," in cash at the redemption price; provided that the closing sale price of our common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending within 5 trading days immediately prior to the date of the redemption notice, including the last trading day of such period, exceeds 130% of the applicable conversion price on each applicable trading day.

        The redemption price for the notes to be redeemed on any redemption date will equal:

  •
  100% of the principal amount of the notes being redeemed; plus

  •
  accrued and unpaid interest, if any, to, but excluding, the redemption date,

unless the redemption date falls after a regular record date but on or prior to the immediately succeeding interest payment date, in which case we will instead pay the full amount of accrued and unpaid interest to the holder of record as of the close of business on such regular record date and the redemption price will be 100% of the principal amount of notes to be redeemed. The redemption date must be a business day.

        We will give notice of redemption not less than 30 nor more than 60 calendar days immediately preceding the redemption date to all holders of notes on the date of the redemption notice at their addresses shown in the register of the registrar, with a copy to the trustee and the paying agent. The redemption notice will state, among other things:

  •
  that the holder has a right to convert the notes called for redemption and the applicable conversion rate;

  •
  the redemption date;

  •
  the redemption price;

  •
  that the holder must convert on or before the close of business on the business day immediately preceding the redemption date; and

  •
  the procedure a holder must follow to convert its notes.

        We will issue a press release (and make the press release available on our website) announcing the redemption.

        If we do not redeem all of the notes, the trustee will select the notes to be redeemed in principal amounts of $1,000 or integral multiples of $1,000 in accordance with the procedures of DTC. If the trustee selects a portion of a holder's notes for partial redemption and such holder converts a portion of such holder's note, the converted portion will be deemed to be from the portion selected for redemption. If any notes are to redeemed in part only, we will issue new notes in principal amount equal to the unredeemed principal portion thereof.

        With respect to any notes that are converted in connection with a redemption notice, we, under certain circumstances, will increase the conversion rate for the notes so surrendered for conversion by a number of additional shares as described under "Adjustment to Conversion Rate upon Conversion upon a Make-Whole Adjustment Event or a Notice of Redemption." In addition, we will pay accrued and unpaid interest on such notes to the date of conversion as described under "—Conversion of Notes—Conversion upon Notice of Redemption."

        No notes may be redeemed if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to the redemption date.

Consolidation, Merger and Sale of Assets

        We may not consolidate with, or merge with or into, enter into a combination or binding share exchange with, another person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any successor person, unless:

  •
  the successor person, if any, is a corporation organized and existing under the laws of the United States, any state of the United States or the District of Columbia and expressly assumes by supplemental indenture all of our obligations under the notes and the indenture;

  •
  if as a result of such transaction the notes become convertible into common stock or other securities issued by a third party (subject to the provisions set forth above under "—Conversion of Notes—Settlement upon Conversion"), such third party fully and unconditionally guarantees all obligations of ours or such successor under the notes and the indenture;

  •
  immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

  •
  other conditions specified in the indenture are met.

        Upon any such consolidation, merger, combination, binding share exchange, or sale, assignment, conveyance, transfer, lease or other disposition, the resulting, surviving or transferee corporation (if not us) shall succeed to us, and may exercise every right and power of ours, under the indenture, and we shall be discharged from our obligations under the notes and the indenture except in the case of any such lease. For purposes of the foregoing, any sale, assignment, conveyance, transfer, lease or other disposition of the assets of one or more of our subsidiaries that would, if we had held such assets directly, have constituted the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, will be treated as such under the indenture.

        Although these types of transactions are permitted under the indenture, certain of the foregoing transactions could constitute a "change in control" permitting each holder to require us to purchase the notes of such holder as described above.

Events of Default

        Each of the following will constitute an event of default under the indenture:

  (1)
  we fail to pay the principal of any note when due;

  (2)
  we fail to deliver the settlement amount owing upon conversion of any note within 5 calendar days;

  (3)
  we fail to pay any interest on any note when due, and such failure continues for 30 days;

  (4)
  we fail to pay the redemption price of any note when due;

  (5)
  we fail to pay the fundamental change purchase price of any note when due;

  (6)
  we fail to provide timely notice of a fundamental change or a make-whole adjustment event in accordance with the terms of the indenture;

  (7)
  we fail to perform any other covenant required of us in the indenture (other than a covenant or agreement a default in whose performance or whose breach is specifically dealt with in clauses (1) through (6) above) and such failure continues for 60 days after notice is given in accordance with the indenture;

  (8)
  the occurrence of any event that results in the acceleration of any of our or our subsidiaries' indebtedness, other than non-recourse indebtedness, that has an outstanding principal amount of $10 million or more in the aggregate;

  (9)
  we fail to pay any principal or interest in respect of any of our or our subsidiaries' indebtedness, other than non-recourse indebtedness, that has an outstanding principal amount of $20 million or more and the continuation of that default for ten business days from the date the principal or interest payment became due and payable, after giving effect to any applicable grace period provided for in the documents governing the indebtedness; and

  (10)
  certain events of bankruptcy, insolvency or reorganization of us.

        If an event of default, other than an event of default described in clause (10) above, occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes may declare the principal amount of the notes to be due and payable immediately. If an event of default described in clause (10) above occurs, the principal amount of the notes and accrued and unpaid interest, if any, will automatically become immediately due and payable.

        After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the notes may, under certain circumstances and subject to certain exceptions, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, have been cured or waived.

        Notwithstanding the foregoing, if we so elect, the sole remedy under the indenture for an event of default relating to (i) our failure to file with the trustee pursuant to Section 314(a)(1) of the Trust Indenture Act any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act or (ii) our failure to comply with our reporting obligations to the trustee and the SEC, as described under "—Reports" below, will, for the 180 days after the occurrence of such an event of default, consist exclusively of the right to receive additional interest on the notes at an annual rate equal to 0.50% of the aggregate principal amount of the notes to, but not including, the 181st day thereafter (or, if applicable, the earlier date on which the event of default relating to the reporting obligations is cured or waived). Any such additional interest will be payable in the same manner and on the same dates as the stated interest payable on the notes. If the event of default is continuing on the 181st day after an event of default relating to a failure to comply with the reporting obligations described above first occurs, the notes will be subject to acceleration as provided above. The provisions of the indenture described in this paragraph will not affect the rights of holders of notes in the event of the occurrence of any other events of default.

        In order to elect to pay additional interest as the sole remedy during the first 180 days after the occurrence of an event of default relating to the failure to comply with the reporting obligations in accordance with the immediately preceding paragraph, we must notify all holders of record of notes and the trustee and paying agent of such election on or before the close of business on the fifth business day prior to the date on which such event of default would otherwise occur. Upon our failure to timely give such notice or pay additional interest, the notes will be immediately subject to acceleration as provided above.

        Subject to the trustee's duties in the case of an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders have offered to the trustee reasonable indemnity or security reasonably satisfactory to it against any loss, liability or expense. Subject to the indenture, applicable law and the trustee's indemnification, the holders of a majority in aggregate principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes. The indenture will provide that in the event an event of default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder.

        No holder will have any right to institute any proceeding under the indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the indenture unless:

  •
  the holder has previously given the trustee written notice of a continuing event of default;

  •
  the holders of at least 25% in aggregate principal amount of the notes then outstanding have made a written request and have offered reasonable indemnity to the trustee reasonably satisfactory to it to institute such proceeding as trustee; and

  •
  the trustee has failed to institute such proceeding within 60 days after such notice, request and offer and has not received from the holders of a majority in aggregate principal amount of the notes then outstanding a direction inconsistent with such request within 60 days after such notice, request and offer.

        However, the above limitations do not apply to a suit instituted by a holder for the enforcement of payment of the principal of or interest on any note on or after the applicable due date, the right to convert the note or to receive the consideration due upon conversion or the right of a beneficial owner to exchange its beneficial interest in a global security representing notes for a physical note if an event of default has occurred and is continuing, in each case, in accordance with the indenture.

        Generally, the holders of not less than a majority of the aggregate principal amount of outstanding notes may waive any default or event of default unless:

  •
  we fail to pay the principal of or any interest on any note when due;

  •
  we fail to deliver the consideration due upon conversion of any note within the time period required by the indenture; or

  •
  we fail to comply with any of the provisions of the indenture the modification of which would require the consent of the holder of each outstanding note affected.

        The indenture provides that if a default occurs and is continuing and is known to the trustee, the trustee must mail to each holder notice of the default within 90 days after it occurs. Except in the case of a default in the payment of principal of or interest on any note or a default in the delivery of the consideration due upon conversion, the trustee may withhold notice if and so long as a committee of trust officers of the trustee in good faith determines that withholding notice is in the interests of the holders. In addition, we are required to deliver to the trustee (i) within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any default that occurred during the previous year and whether we, to the officers' knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the indenture and (ii) within 30 days after the occurrence thereof, written notice of any events that would constitute defaults, their status and what action we are taking or propose to take in respect thereof.

        Payments of the fundamental change purchase price, principal and interest that are not made when due will accrue interest per annum at the then-applicable interest rate plus one percent from the required payment date.

Modification and Waiver

        We, the Subsidiary Guarantors and the trustee may amend or supplement the indenture with respect to the notes with the consent of the holders of a majority in aggregate principal amount of the outstanding notes. In addition, the holders of a majority in aggregate principal amount of the outstanding notes may waive our compliance in any instance with any provision of the indenture without notice to the other holders of notes. However, no amendment, supplement or waiver may be made without the consent of each holder of outstanding notes affected thereby if such amendment, supplement or waiver would:

  •
  change the stated maturity of the principal of or any interest on the notes;

  •
  reduce the principal amount of (including the redemption price or fundamental change repurchase price) or interest on the notes;

  •
  reduce the amount of principal payable upon acceleration of the maturity of the notes;

  •
  change the currency of payment of principal of or interest on the notes or change any note's place of payment;

  •
  impair the right of any holder to receive payment of principal of and interest on such holder's notes, or consideration due upon conversion, on or after the due dates therefor or to institute suit for the enforcement of any payment on, or with respect to, the notes or the consideration due upon conversion of the notes;

  •
  modify the provisions with respect to the purchase rights of the holders as described above under "—Purchase of Notes at Your Option upon a Fundamental Change" in a manner adverse to holders of notes;

  •
  modify in any manner adverse to the holders the time at which or circumstances under which the notes may or shall be redeemed;

  •
  change the ranking of the notes;

  •
  adversely affect the right of holders to convert notes, or reduce the conversion rate; or

  •
  modify provisions with respect to modification, amendment or waiver (including waiver of events of default), except to increase the percentage required for modification, amendment or waiver or to provide for consent of each affected holder of notes.

        We, the Subsidiary Guarantors and the trustee may amend or supplement the indenture or the notes without notice to, or the consent of, the holders of the notes to:

  •
  cure any ambiguity, omission, defect or inconsistency that does not adversely affect holders of the notes;

  •
  provide for the assumption by a successor corporation of our obligations under the indenture;

  •
  add guarantees with respect to the notes;

  •
  secure the notes;

  •
  add to our covenants for the benefit of the holders or surrender any right or power conferred upon us;

  •
  make any change that does not adversely affect the rights of any holder;

  •
  comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act; or

  •
  conform the provisions of the indenture to the "Description of Notes" section in the preliminary prospectus supplement, as supplemented by the related pricing term sheet.

        The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under the indenture becomes effective, we are required to mail to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.

Satisfaction and Discharge

        We may satisfy and discharge our obligations under the indenture by delivering to the trustee for cancellation all outstanding notes or depositing with the trustee or delivering to the holders, as applicable, after all outstanding notes have become due and payable, whether at the stated maturity, at any fundamental change purchase date, or at any redemption date and/or have been converted (and related settlement amounts have been determined) or otherwise, cash and/or (in the case of conversion) shares of common stock, sufficient to pay all of the outstanding notes and/or satisfy our conversion obligations, as the case may be, and pay all other sums payable under the indenture by us; provided that such satisfaction and discharge shall not be effective earlier than the close of business on the business day immediately preceding the stated maturity date, in the case of the stated maturity date, and the close of business on the business day immediately preceding the redemption date, in the case of the redemption date in respect of which all of the outstanding notes have been redeemed, and the close of business on the business day immediately preceding the fundamental change purchase date, in the case of the fundamental change purchase date in respect of which the holders of all outstanding notes have exercised their right to require us to purchase all of their notes or convert all of their notes. Such discharge is subject to terms contained in the indenture.

Defeasance

        The provisions relating to legal defeasance and covenant defeasance set forth under "General Description of Securities—Description of Debt Securities—Defeasance" in the accompanying prospectus will not apply with respect to the notes.

Transfer, Exchange and Conversion

        We will maintain an office in New York City where the notes may be presented for registration of transfer, exchange or conversion. This office will initially be an office or agency of the trustee. No service charge will be imposed by us, the trustee or the security registrar for any registration of transfer or exchange of notes, but any tax or similar governmental charge required by law or permitted by the indenture because a holder requests any shares to be issued in a name other than such holder's name will be paid by such holder. We are not required to transfer or exchange any note surrendered for purchase or conversion except for any portion of that note not being purchased or converted, as the case may be.

        We reserve the right to:

  •
  vary or terminate the appointment of the security registrar, paying agent or conversion agent;

  •
  appoint additional paying agents or conversion agents; or

  •
  approve any change in the office through which any security registrar or any paying agent or conversion agent acts.

Payment and Paying Agents

        Payments in respect of the principal and interest on global securities representing the notes registered in the name of DTC or its nominee will be payable to DTC or its nominee, as the case may be, in its capacity as the registered holder under the indenture. In the case of certificated notes, payments will be made in U.S. dollars at the office of the trustee or, at our option, by check mailed to the holder's registered address (or, if requested by a holder of more than $1,000,000 principal amount of notes, by wire transfer to the account designated by such holder). We will make any required interest payments to the person in whose name each note is registered at the close of business on the record date for the interest payment.

        The trustee will be designated as our paying agent for payments on the notes. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

        Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent shall pay to us upon written request any money held by them for payments on the notes that remain unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment. In that case, all liability of the trustee or paying agent with respect to that money will cease.

Purchase and Cancellation

        The security registrar, paying agent and conversion agent (if other than the trustee) will forward to the trustee any notes surrendered to them by holders for transfer, exchange, payment or conversion. All notes delivered to the trustee shall be cancelled promptly by the trustee in the manner provided in the indenture and may not be reissued or resold. No notes shall be authenticated in exchange for any notes cancelled, except as provided in the indenture.

        We may, to the extent permitted by law, and directly or indirectly (regardless of whether such notes are surrendered to us), purchase notes in the open market or by tender offer at any price or by private agreement. We will cause any notes so purchased (other than notes purchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the trustee for cancellation, and they will no longer be considered "outstanding" under the indenture upon their repurchase.

Reports

        So long as any notes are outstanding, we will (i) file with the SEC within the time periods prescribed by its rules and regulations and (ii) furnish to the trustee and the holders of the notes within 15 days after the date on which we would be required to file the same with the SEC pursuant to its rules and regulations (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act), all quarterly and annual financial information required to be contained in Forms 10-Q and 10-K and, with respect to the annual consolidated financial statements only, a report thereon by our independent auditors. We shall not be required to file any report or other information with the SEC if the SEC does not permit such filing, although such reports will be required to be furnished to the trustee. Documents filed by us with the SEC via the EDGAR system will be deemed to have been furnished to the trustee and the holders of the notes as of the time such documents are filed via EDGAR.

Replacement of Notes

        We will replace mutilated, destroyed, stolen or lost notes at the expense of the holder upon delivery to the trustee of the mutilated notes, or evidence of the loss, theft or destruction of the notes satisfactory to us and the trustee. In the case of a lost, stolen or destroyed note, indemnity satisfactory to the trustee and us may be required at the expense of the holder of such note before a replacement note will be issued.

Calculations in Respect of the Notes

        We and our agents will be responsible for making many of the calculations called for under the indenture and the notes. These calculations include, but are not limited to, determinations of the closing sale price of our common stock, any adjustments to the conversion rate, the consideration deliverable in respect of any conversion and accrued interest payable on the notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on the holders of notes. We will provide a schedule of our calculations to each of the trustee and the conversion agent, and each of the trustee and conversion agent is entitled to rely conclusively upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder upon the request of that holder.

Notices

        Except as otherwise described herein, notice to registered holders of the notes will be given to the addresses as they appear in the security register. Notices will be deemed to have been given on the date of such mailing or electronic delivery. Whenever a notice is required to be given by us, such notice may be given by the trustee on our behalf (and we will make any notice we are required to give to holders available on our website).

No Shareholder Rights for Holders of Notes

        Holders of notes, as such, will not have any rights as shareholders of The Ryland Group, Inc. (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock).

No Personal Liability of Directors Officers, Employees and Shareholders

        No director, officer, employee, incorporator or shareholder of ours will have any liability for any obligations of ours under the notes, the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes.

Governing Law

        The indenture provides that it, the notes and the guarantees, and any claim, controversy or dispute arising under or related to the indenture, the notes or the guarantees, will be governed by, and construed in accordance with, the laws of the State of New York.

Concerning the Trustee

        The Bank of New York Mellon Trust Company, N.A. has agreed to serve as the trustee under the indenture. The trustee will be permitted to deal with us and our affiliates with the same rights as if it were not trustee.

Book-Entry, Delivery and Form

        We will initially issue the notes in the form of one or more global securities. The global security will be deposited with the trustee as custodian for The Depository Trust Company, or DTC, and registered in the name of Cede & Co., as nominee of DTC. Except as set forth below, the global security may be transferred, in whole and not in part, only to DTC or another nominee of DTC. You may hold your beneficial interests in the global security directly through DTC if you have an account with DTC or indirectly through organizations that have accounts with DTC. Notes in definitive, fully registered, certificated form, referred to as "certificated securities," will be issued only in certain limited circumstances described below.

        DTC has advised us that it is:

  •
  a limited purpose trust company organized under the laws of the State of New York;

  •
  a "banking organization" within the meaning of the New York State Banking Law;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

  •
  a "clearing agency" registered under Section 17A of the Exchange Act.

        DTC was created to hold securities of institutions that have accounts with DTC, referred to as "participants," and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, which may include the underwriters, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's book-entry system is also available to others such as banks, brokers, dealers and trust companies, referred to as the "indirect participants," that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

  Book-Entry Procedures for the Global Securities

        We expect that, pursuant to procedures established by DTC upon the deposit of the global security with DTC, DTC will credit, on its book-entry registration and transfer system, the principal amount of notes represented by such global security to the accounts of participants. The accounts to be credited shall be designated by the underwriters. Ownership of beneficial interests in the global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of those beneficial interests will be effected only through, records maintained by DTC (with respect to participants' interests), the participants and the indirect participants. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. These limits and laws may impair the ability to transfer or pledge beneficial interests in the global security.

        Owners of beneficial interests in global securities who desire to convert their interests into common stock should contact their brokers or other participants or indirect participants through whom they hold such beneficial interests to obtain information on procedures, including proper forms and cut-off times, for submitting requests for conversion.

        So long as DTC, or its nominee, is the registered owner or holder of a global security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the notes represented by the global security for all purposes under the indenture and the notes. In addition, no owner of a beneficial interest in a global security will be able to transfer that interest except in accordance with the applicable procedures of DTC. Except as set forth below, as an owner of a beneficial interest in the global security, you will not be entitled to have the notes represented by the global security registered in your name, will not receive or be entitled to receive physical delivery of certificated securities and will not be considered to be the owner or holder of any notes under the global security. We understand that under existing industry practice, if an owner of a beneficial interest in the global security desires to take any action that DTC, as the holder of the global security, is entitled to take, DTC would authorize the participants to take such action, and the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

        We will make payments of principal of, and any interest on, the notes represented by the global security registered in the name of and held by DTC or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of the global security. Neither we, the trustee nor any of its or our respective agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in the global security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

        We expect that DTC or its nominee, upon receipt of any payment of principal of, or any interest on, the global security, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of DTC or its nominee. We also expect that payments by participants or indirect participants to owners of beneficial interests in the global security held through such participants or indirect participants will be governed by standing instructions and customary practices and will be the responsibility of such participants or indirect participants. Neither we, the trustee nor any of its or our respective agents will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial interests in the global security for any note or for maintaining, supervising or reviewing any records relating to such beneficial interests or for any other aspect of the relationship between DTC and its participants or indirect participants or the relationship between such participants or indirect participants and the owners of beneficial interests in the global security owning through such participants.

        Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

        DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account the DTC interests in the global security is credited and only in respect of such portion of the aggregate principal amount of notes as to which such participant or participants has or have given such direction. However, (i) DTC will exchange the global security for certificated securities that it will distribute to its participants if (a) DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global securities and a successor depositary is not appointed within 90 days; or (b) DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days; or (ii) if an event of default with respect to the notes has occurred and is continuing and any beneficial owner requests that its notes be issued in physical, certificated form, DTC will exchange the corresponding portion of the global security for a physical, certificated security, which it will distribute to such beneficial owner.

        Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in the global security among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we, the trustee nor any of its or our respective agents will have any responsibility, or liability, for the performance by DTC or the participants or indirect participants of their respective obligations under the rules and procedures governing their respective operations.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

        The following discussion is a summary of the material U.S. federal income tax consequences relevant to the purchase, ownership and disposition of the notes and of the ownership and disposition of common stock received upon a conversion of the notes, but does not purport to be a complete analysis of all potential tax effects. This discussion only applies to initial holders of notes who purchase notes at the "issue price", which will equal the first price to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) at which a substantial amount of the notes is sold for money. This discussion assumes that each holder holds the notes and common stock received upon a conversion of the notes as a capital asset.

        This discussion does not describe all of the tax consequences that may be relevant to holders in light of their particular circumstances or to holders subject to special rules, such as:

  •
  certain financial institutions;

  •
  tax-exempt organizations;

  •
  insurance companies;

  •
  dealers in stock and securities or foreign currencies;

  •
  traders in securities who elect the mark-to-market method of accounting for their securities;

  •
  personal holding companies;

  •
  regulated investment companies;

  •
  real estate investment trusts;

  •
  persons holding notes or common stock as part of a hedge, straddle, conversion or other integrated or risk reduction transaction;

  •
  controlled foreign corporations;

  •
  passive foreign investment companies;

  •
  U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

  •
  S corporations;

  •
  partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

  •
  persons that own, or are deemed to beneficially own, more than 5% of the fair market value of the notes or persons that, on the date of acquisition of the notes, own notes with a fair market value of more than 5% of the fair market value of our common stock;

  •
  persons subject to the alternative minimum tax; or

  •
  certain former citizens or former long-term residents of the United States.

        This summary is based on the Internal Revenue Code of 1986, as amended to the date hereof (the "Code"), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein (possibly with retroactive effect). The summary does not address federal tax consequences other than income tax consequences or any state, local or foreign tax consequences. Persons considering the purchase of notes are urged to consult their tax advisors with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction. We have not sought, nor will we seek, any rulings from the Internal Revenue Service, or the IRS, with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the notes or common stock or that any such position would not be sustained.

        Prospective investors should consult their own independent tax advisors with regard to the application of the tax consequences discussed below to their particular situations as well as the application of any state, local foreign or other tax laws, including gift and estate tax laws and any applicable tax treaty.

U.S. Holders

        As used herein, "U.S. Holder" means a beneficial owner of a note or common stock who or that is for U.S. federal income tax purposes:

  •
  an individual that is a citizen or resident of the United States;

  •
  a corporation or other entity taxable as a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

  •
  a trust, if a U.S. court can exercise primary supervision over the administration of the trust and one or more U.S. persons can control all substantial trust decisions, or, if the trust was in existence on August 20, 1996, it has elected to continue to be treated as a U.S. person.

        If a partnership or other entity classified as a partnership for U.S. federal income tax purposes holds notes or common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding notes or common stock, you should consult your tax advisor.

  Interest

        It is expected, and this discussion assumes, that the notes will be issued at an issue price equal to their principal amount and that accordingly the notes will be issued without original issue discount for U.S. federal income tax purposes. Accordingly, interest paid on a note will be taxable to a U.S. Holder as ordinary interest income at the time it accrues or is received in accordance with the holder's method of accounting for U.S. federal income tax purposes.

        If contrary to our assumption, the notes are issued with original issue discount ("OID") for U.S. federal income tax purposes, U.S. Holders will be subject to special rules. The notes will be deemed to be issued with OID if the stated principal amount of the notes exceeds the issue price of the notes by an amount equal to or greater than 1.50% (the product of 25 basis points and the number of complete years to maturity). A U.S. Holder generally will be required to include the OID in gross income in advance of the receipt of cash attributable to that income and regardless of such holder's regular method of tax accounting. Such OID will be included in gross income using a "constant yield" method, in which case the U.S. Holder will have to include in income increasingly greater amounts of OID in successive accrual periods. A U.S. Holder's adjusted tax basis in a note will be increased by any OID previously included in income with respect to that note. All holders are urged to consult their own tax advisors regarding the application of the OID rules to their particular circumstances.

  Additional Amounts

        In certain circumstances (see "Description of Notes—Events of Default"), we may be obligated to pay amounts in excess of the stated interest and principal payable on the notes, which may implicate the provisions of Treasury regulations relating to "contingent payment debt instruments". We believe there is only a remote possibility that we will be obligated to make any such contingent payments on the notes and therefore intend to take the position that the notes should not be treated as contingent payment debt instruments. Assuming such position is respected, a U.S. Holder would be required to include the amount of any such payments in income as ordinary interest income at the time such payments are received or accrued in accordance with such U.S. Holder's method of accounting for U.S. federal income tax purposes. If the IRS successfully challenged this position, and the notes were treated as contingent payment debt instruments because of the possibility of such payments, U.S. Holders might, among other things, be required to accrue interest income at a higher rate than the stated interest rate on the notes and to treat any gain recognized on the sale or other disposition of a note (including any gain realized on the conversion of a note) as ordinary income rather than as capital gain. Our determination that the notes are not contingent payment debt instruments is binding on each U.S. Holder unless such holder discloses a contrary position to the IRS in the manner that is required by applicable Treasury regulations. The remainder of this discussion assumes that the notes are not treated as contingent payment debt instruments.

        Purchasers of notes are urged to consult their tax advisors regarding the possible application of the contingent payment debt instrument rules to the notes.

  Sale, Exchange or Redemption of the Notes

        Upon the sale, exchange or redemption of a note (other than a conversion solely into common stock, as described in "—Conversion of the Notes" below), a U.S. Holder will generally recognize taxable gain or loss equal to the difference between (1) the amount of cash proceeds and the fair market value of any property received on the sale, exchange or redemption (except to the extent such amount is attributable to accrued interest, which is taxable as ordinary income if not previously included in income) and (2) such U.S. Holder's adjusted tax basis in the note. A U.S. Holder's adjusted tax basis in a note generally will be the U.S. Holder's cost therefor, plus the amount, if any, included in income on an adjustment to the conversion rate of the notes, as described in "—Constructive Distributions" below. Such recognized gain or loss generally will be capital gain or loss, and if the U.S. Holder is an individual that has held the note for more than one year, such capital gain will generally be subject to tax at long-term capital gain rates. A U.S. Holder's ability to deduct capital losses may be limited.

  Conversion of the Notes

        Upon conversion of a note, a U.S. Holder will not recognize any income, gain or loss upon such conversion, except with respect to any cash received in lieu of a fractional share of stock (which will be treated as if such fractional share had been received and then sold and the sale will be treated as described under "—Sale, Exchange, or Other Disposition of Common Stock" below) and with respect to any common stock attributable to accrued interest (which will be treated as described under "—Interest" above). A U.S. Holder's tax basis in the stock received upon conversion generally will equal such holder's tax basis in the note converted plus any income attributable to accrued interest, reduced by the portion of the tax basis that is allocable to any fractional share, and the U.S. Holder's holding period for such common stock generally would include the period during which the U.S. Holder held the note, except that the holding period for any common stock received with respect to accrued interest will commence on the day after the date of receipt.

  Constructive Distributions

        Holders of convertible debt instruments such as the notes may, in certain circumstances that increase a holder's proportionate interest in our assets or earnings and profits, be deemed to have received constructive distributions where the conversion rate of such instrument is adjusted. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interest of the holders of the debt instruments will generally not be considered to result in a constructive distribution of stock. However, certain of the possible adjustments provided in the notes, including, without limitation, adjustments in respect of taxable dividends to our stockholders, will not qualify as being pursuant to a bona fide reasonable adjustment formula. If such adjustments are made, the holders of notes will be deemed to have received constructive distributions in amounts based on the value of such holders' increased interests in our equity resulting from such adjustments, even though they have not received any cash or property as a result of such adjustments; it is unclear whether such deemed distributions would be eligible for the reduced tax rate applicable to certain dividends paid to non-corporate holders or the dividend-received deduction applicable to certain dividends paid to corporate holders. Generally, a U.S. Holder's tax basis in a note will be increased to the extent any such constructive distribution is treated as a dividend. An increase in the conversion rate for notes converted in connection with a make-whole fundamental change or optional redemption may also be treated as a taxable constructive distribution. In certain circumstances, the failure to make a conversion rate adjustment may result in a deemed distribution to the holders of the notes, if, as a result of such failure, the proportionate interest of the note holders in our assets or earnings is increased.

        U.S. Holders should consult their own tax advisors concerning the potential for, and tax consequences of, receiving constructive distributions, including any potential consequences of such distributions for the tax basis and holding period of their common stock.

  Distributions on Common Stock

        Distributions, if any, other than certain pro rata distributions of common stock, paid or deemed paid on our common stock generally will be treated as dividends to the extent of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Subject to certain eligibility requirements and limitations (including holding periods), (1) qualifying dividends paid to individual U.S. Holders are taxed at the rates applicable to long-term capital gains and (2) dividends paid to corporate U.S. Holders will qualify for the dividend-received deduction. Distributions on our common stock that exceed our current and accumulated earnings and profits will be treated first as a non-taxable return of capital, reducing the holder's tax basis in the shares of common stock and, thereafter, as a capital gain from the sale or exchange of such stock.

  Sale, Exchange or Other Disposition of Common Stock

        Upon the sale, exchange or other taxable disposition of common stock, a U.S. Holder generally will recognize capital gain or loss equal to the difference between (1) the cash and the fair market value of any property received for the common stock (less accrued interest, which will be taxable as such) and (2) such U.S. Holder's tax basis in the common stock. The holder's tax basis and holding period in the common stock received upon conversion will be determined in the manner described above under "—Conversion of the Notes." Any capital gain or loss recognized by a holder of common stock will be long-term capital gain or loss if the holding period attributable to such common stock is more than one year at the time of such sale or exchange. Long-term capital gain of an individual U.S. Holder is eligible for a reduced rate of tax. The deductibility of capital losses is subject to limitations.

  Medicare Tax

        Certain U.S. Holders, including individuals, estates and certain trusts, will be subject to an additional 3.8% Medicare tax on, among other things, interest, dividends and capital gains from the sale or other disposition of certain investment assets such as the notes and our common stock. For individuals, the additional Medicare tax applies to the lesser of (i) "net investment income" or (ii) the excess of modified adjusted gross income over $200,000 ($250,000 if married and filing jointly or $125,000 if married and filing separately). "Net investment income" generally equals the taxpayer's gross investment income (which would include interest on the notes, dividends on our common stock, gain from the disposition of the notes or our common stock and any income resulting from constructive distributions described above) reduced by deductions that are allocable to such income. Potential investors should consult their tax advisors regarding the implications of the additional Medicare tax resulting from their ownership and disposition of the notes and our common stock.

  Information Reporting and Backup Withholding

        Information returns will be furnished to U.S. Holders and filed with the IRS in connection with payments on the notes, dividends on our common stock (including constructive distributions on the notes treated as dividends) and the proceeds from a sale or other disposition of the notes or our common stock, unless the U.S. Holder is an exempt recipient such as a corporation. A U.S. Holder will be subject to backup withholding on these payments if the U.S. Holder fails to provide its taxpayer identification number to the paying agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder's U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

Non-U.S. Holders

        The following discussion is limited to the U.S. federal income tax consequences relevant to a Non-U.S. Holder. For these purposes, a "Non-U.S. Holder" is a beneficial owner of a note or common stock (other than a partnership) that is not a U.S. Holder as defined above.

        If a partnership or other entity classified as a partnership for U.S. federal income tax purposes holds notes or common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding notes or common stock, you should consult your tax advisor.

  Interest

        Subject to the discussion of backup withholding below and the discussion of withholding on foreign accounts below, interest paid to a Non-U.S. Holder will not be subject to U.S. federal income or withholding tax, provided that:

  •
  such holder does not directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of all classes of our stock entitled to vote, within the meaning of the Code and applicable Treasury regulations;

  •
  such holder is not a controlled foreign corporation that is related to us actually or constructively through stock ownership;

  •
  such holder is not a bank receiving interest on a loan entered into in the ordinary course of its trade or business;

  •
  such interest is not effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States; and

  •
  we, or our paying agent, receive appropriate documentation (generally an IRS Form W-8BEN) establishing that the Non-U.S. Holder is not a U.S. person.

        A Non-U.S. Holder that does not qualify for exemption from withholding under the preceding paragraph generally will be subject to withholding of U.S. federal income tax at a 30% rate (or a reduced treaty rate) on payments of interest on the notes.

        If interest on the notes is effectively connected with the conduct by a Non-U.S. Holder of a trade or business within the United States, subject to the provisions of an applicable income tax treaty, such interest will be subject to U.S. federal income tax on a net income basis at the rate applicable to U.S. persons generally (and, with respect to corporate holders, may also be subject to a branch profits tax at 30% or a reduced treaty rate). If interest is subject to U.S. federal income tax on a net income basis in accordance with these rules, such payments will not be subject to U.S. withholding tax so long as the Non-U.S. Holder provides us or our paying agent with the appropriate documentation (generally an IRS Form W-8ECI).

  Sale, Exchange or Other Disposition of the Notes or Shares of Common Stock

        Subject to the discussion of backup withholding below, any gain realized by a Non-U.S. Holder on the sale, exchange or other disposition of a note or shares of our common stock generally will not be subject to U.S. federal income tax, unless:

  •
  such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States, subject to an applicable income tax treaty providing otherwise;

  •
  such Non-U.S. Holder is an individual present in the United States for 183 days or more in the taxable year of disposition of the notes or common stock and certain other conditions are satisfied; or

  •
  we are or have been a U.S. real property holding corporation as defined below, at any time within the five-year period preceding the disposition or the Non-U.S. Holder's holding period, whichever period is shorter.

        Except to the extent that an applicable income tax treaty provides otherwise, a Non-U.S. Holder described in the first bullet point above will be subject to U.S. federal income tax on a net income basis at the rate applicable to U.S. persons generally (and, with respect to corporate holders, may also be subject to a branch profits tax at 30% or a reduced treaty rate).

        A Non-U.S. Holder described in the second bullet point above will generally be subject to a flat 30% tax on the gain derived from the disposition of the notes or common stock, which may be offset by certain U.S. source capital losses, even though such holder is not considered a resident of the United States.

        With respect to the third bullet point above, we believe that we are not, and do not anticipate becoming, a U.S. real property holding corporation. Generally, a corporation is a U.S. real property holding corporation if the fair market value of its U.S. real property interests, as defined in the Code and applicable regulations, equals or exceeds 50% of the aggregate fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. Even if we were, or were to become, a U.S. real property holding corporation, so long as our common stock is regularly traded on an established securities market, no adverse tax consequences would affect you unless (i) in the case of the notes, you own more than 5% of the notes if the notes are regularly traded on an established securities market, or you own notes with a value greater than 5% of our common stock as of the latest date such notes were acquired if the notes are not regularly traded on an established securities market, or (ii) in the case of common stock, you actually or constructively own more than 5% of our common stock.

  Conversion of the Notes

        A Non-U.S. Holder's conversion of a note solely for common stock will be treated in a manner similar to that described in "—U.S. Holders—Conversion of the Notes" except to the extent a holder receives cash or common stock attributable to accrued interest (which will be taxable as described above under "—Interest") and except to the extent a holder receives common stock for notes that are effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States (which will be treated in the manner described above under "—U.S. Holders—Conversion of the Notes").

  Dividends

        Dividends (including deemed dividends on the notes described above under "—U.S. Holders—Constructive Distributions") paid to a Non-U.S. Holder of common stock generally will be subject to withholding tax at a 30% rate or a reduced rate specified by an applicable income tax treaty. In the case of a deemed dividend, because such deemed dividends will not give rise to any cash from which any applicable withholding tax can be satisfied, a Non-U.S. Holder may be subject to withholding from subsequent cash payments of interest or from cash or shares of our common stock otherwise deliverable to a Non-U.S. Holder upon conversion, redemption or repurchase of a note. In order to obtain a reduced rate of withholding, a Non-U.S. Holder will be required to provide an IRS Form W-8BEN certifying its entitlement to benefits under a treaty.

        The withholding tax does not apply to dividends paid to a Non-U.S. Holder who provides a Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder's conduct of a trade or business within the United States and, where a tax treaty applies, are attributable to a U.S. permanent establishment. Instead, the effectively connected dividends will be subject to regular U.S. income tax as if the Non-U.S. Holder were a U.S. resident. A non-U.S. corporation receiving effectively connected dividends may also be subject to an additional "branch profits tax" imposed at a rate of 30% (or a reduced treaty rate).

  Medicare Tax

        As discussed above, under "U.S. Holders—Medicare Tax," there is a 3.8% Medicare tax on the "net investment income" of certain U.S. Holders that are individuals, estates or trusts. It is unclear whether this will also apply to Non-U.S. Holders that are estates or trusts and have one or more U.S. beneficiaries. Such Non-U.S. Holders and their beneficiaries should consult their own tax advisors regarding this issue.

  Information Reporting and Backup Withholding

        Information returns will be furnished to Non-U.S. Holders and filed with the IRS in connection with payments on the notes and the common stock and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest and dividend payments and any withholding may also be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of an applicable income tax treaty. Unless the Non-U.S. Holder complies with certification procedures to establish that it is not a United States person, information returns may be filed with the IRS in connection with the proceeds from a sale or other disposition of the notes or common stock, and the Non-U.S. Holder may be subject to backup withholding on payments on the notes or common stock or on the proceeds from a sale or other disposition of the notes or common stock. The certification procedures required to claim the exemption from withholding tax on interest described above will satisfy the certification requirements necessary to avoid backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder's U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

  Foreign Account Tax Compliance Act ("FATCA") Provisions

        The Foreign Account Tax Compliance Act will impose a 30% U.S. withholding tax on "withholdable payments" as defined in Section 1473(1) of the Code, which include certain U.S. source payments, including interest, dividends and gross proceeds from a disposition of property of a type which can produce U.S. source interest or dividends, if paid to certain foreign entities on or after January 1, 2014. However, under final regulations issued recently, because the notes are issued prior to January 1, 2014, they will be treated as grandfathered and no such 30% U.S. withholding tax will be required with respect to interest paid on and gross proceeds from a disposition of the notes unless the notes are materially modified on or after January 1, 2014. Under the final regulations, withholding under FATCA will only apply (1) to payments of dividends on our common stock (and any deemed dividends resulting from certain adjustments to the conversion rate described under "U.S. Holders—Constructive Distributions" above) made after December 31, 2013 and (2) to payments of gross proceeds from a sale or other disposition of our common stock made after December 31, 2016. Under certain circumstances, a Non-U.S. Holder may be eligible for refunds or credits for such taxes. Prospective investors should consult their own tax advisors regarding the possible impact of the FATCA rules on their investment in our common stock, and the entities through which they hold our common stock, including, without limitation, the process and deadlines for meeting the applicable requirements to prevent the imposition of this 30% withholding tax under FATCA.

UNDERWRITING

        Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Wells Fargo Securities, LLC and RBS Securities Inc. are acting as the representatives of the underwriters named below. Under the terms and subject to the conditions contained in an underwriting agreement dated the date hereof, the underwriters named below have agreed, severally and not jointly, to purchase, and we have agreed to sell to them, the principal amount of notes listed opposite their respective names.

Underwriters	Principal Amount of Notes
Citigroup Global Markets Inc.	$87,500,000
J.P. Morgan Securities LLC	$37,500,000
Wells Fargo Securities, LLC	$37,500,000
RBS Securities Inc.	$37,500,000
Deutsche Bank Securities Inc.	$25,000,000
UBS Securities LLC	$25,000,000

Total	$250,000,000

        Under the terms and conditions of the underwriting agreement, the underwriters must buy all of the notes (other than those covered by the option to purchase additional notes described below) if they buy any of them. The underwriting agreement provides that the obligations of the underwriters pursuant thereto are subject to certain conditions. The underwriters will sell the notes to the public when and if the underwriters buy the notes from us.

        We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement to purchase up to $37,500,000 additional aggregate principal amount of notes at the public offering price less the discount. The underwriters may exercise the option solely for the purpose of covering over-allotments, if any. To the extent the option is exercised, each underwriter must purchase an additional aggregate principal amount of notes approximately proportionate to that underwriter's initial purchase commitment. Any notes issued or sold under the option will be issued and sold on the same terms and conditions as the other notes that are the subject of this offering.

        We have been advised by the representatives of the underwriters that the underwriters propose to offer the notes directly to the public at the public offering price set forth on the cover page of this prospectus supplement. After the initial public offering, the representatives of the underwriters may change the offering price and other selling terms.

        The following table summarizes the underwriting discounts to be received by the underwriters in connection with the sale of the notes. These amounts are shown assuming either no exercise or full exercise of the underwriters' option to purchase additional notes.

	Without Exercise	With Full Exercise
Per note	2.75%	2.75%
Total	$6,875,000	$7,906,250

        We estimate that the expenses we will incur in connection with the sale of the notes, not including underwriting discounts, will be $350,000. This estimate includes SEC registration fees, printing costs, rating agency fees, trustees' fees and accounting and legal fees, among other expenses.

        We, our directors and our officers have agreed that, for a period of 60 days from the date of this prospectus supplement, we will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell or contract to sell, pledge or otherwise dispose of directly or indirectly, or hedge any shares of our common stock or any securities convertible into or exchangeable for our common stock.

        Citigroup Global Markets Inc., in its sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice.

        In connection with the offering, the underwriters may purchase and sell notes in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the option to purchase additional notes, and stabilizing purchases.

  •
  Short sales involve secondary market sales by the underwriters of a greater number of notes than they are required to purchase in the offering.

  •
  "Covered" short sales are sales of notes in an amount up to the number of notes represented by the underwriters' option to purchase additional notes.

  •
  "Naked" short sales are sales of notes in an amount in excess of the number of notes represented by the underwriters' option to purchase additional notes.

  •
  Covering transactions involve purchases of notes either pursuant to the underwriters' option to purchase additional notes or in the open market after the distribution has been completed in order to cover short positions.

  •
  To close a naked short position, the underwriters must purchase notes in the open market after the distribution has been completed. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.

  •
  To close a covered short position, the underwriters must purchase notes in the open market after the distribution has been completed or must exercise their option to purchase additional notes. In determining the source of notes to close the covered short position, the underwriters will consider, among other things, the price of notes available for purchase in the open market as compared to the price at which they may purchase notes by exercising their option to purchase additional notes.

  •
  Stabilizing transactions involve bids to purchase notes so long as the stabilizing bids do not exceed a specified maximum.

        Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the notes. They may also cause the price of the notes to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

        In connection with this offering, the underwriters (or their affiliates) may, for their own accounts, enter into asset swaps, credit derivatives or other derivative transactions relating to the notes and/or the shares of our common stock issuable upon conversion of the notes at the same time as the offer and sale of the notes or in secondary market transactions. Such transactions may be entered into with our affiliates. As a result of such transactions, the underwriters may hold long or short positions in such notes or derivatives or in the shares of our common stock issuable upon conversion of the notes. These transactions may comprise a substantial portion of the offering and no disclosure will be made of any such positions. In addition, the underwriters (or their affiliates) may have purchased notes and been allocated the notes for asset management and/or proprietary purposes and not with a view to distribution.

        The notes are a new issue of securities with no established trading market. The notes will not be listed on any securities exchange or on any automated dealer quotation system. The underwriters may make a market in the notes after completion of the offering, but will not be obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected.

        We and the subsidiary guarantors have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments the underwriters may be required to make in respect of any of these liabilities.

        In the ordinary course of their respective businesses, the underwriters and certain of their affiliates have in the past and may in the future engage in investment and commercial banking or other transactions of a financial nature with us or our affiliates, including the provision of certain advisory services and the making of loans to us and our affiliates, for which they have received, and will in the future receive, customary compensation. In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and instruments of ours or our affiliates.

Notice to Prospective Investors in the European Economic Area

        In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of notes described in this prospectus supplement may not be made to the public in that relevant member state other than:

  •
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  •
  to fewer than 100 or, if the relevant member state has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by us for any such offer; or

  •
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of securities shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

        For purposes of this provision, the expression an "offer of securities to the public" in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the relevant member state) and includes any relevant implementing measure in each relevant member state. The expression 2010 PD Amending Directive means Directive 2010/73/EU.

        The sellers of the notes have not authorized and do not authorize the making of any offer of notes through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the notes as contemplated in this prospectus supplement. Accordingly, no purchaser of the notes, other than the underwriters, is authorized to make any further offer of the notes on behalf of the sellers or the underwriters.

Notice to Prospective Investors in the United Kingdom

        This prospectus supplement and the accompanying prospectus are only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the "Order") or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a "relevant person"). This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in France

        Neither this prospectus supplement nor any other offering material relating to the notes described in this prospectus supplement has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The notes have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement nor any other offering material relating to the notes has been or will be:

  •
  released, issued, distributed or caused to be released, issued or distributed to the public in France; or

  •
  used in connection with any offer for subscription or sale of the notes to the public in France.

        Such offers, sales and distributions will be made in France only:

  •
  to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d'investisseurs), in each case investing for their own account, all as defined in, and in accordance with, articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

  •
  to investment services providers authorized to engage in portfolio management on behalf of third parties; or

  •
  in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l'épargne).

        The notes may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Notice to Prospective Investors in Hong Kong

        The notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

        The notes offered in this prospectus supplement have not been and will not be registered under the Financial Instruments and Exchange Law of Japan, and the notes have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan (including any corporation or other entity organized under the laws of Japan), except (i) pursuant to an exemption from the registration requirements of the Financial Instruments and Exchange Law and (ii) in compliance with any other applicable requirements of Japanese law.

Notice to Prospective Investors in Singapore

        This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

        Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

  •
  a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

  •
  a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:

  •
  to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

  •
  where no consideration is or will be given for the transfer; or

  •
  where the transfer is by operation of law.

 INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus supplement. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is completed:

  •
  Our Annual Report on Form 10-K for the year ended December 31, 2012 (including the portions of our Definitive Proxy Statement on Schedule 14A for the 2013 Annual Meeting of Stockholders filed March 15, 2013 that are incorporated by reference therein).

  •
  Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013.

  •
  Our Current Reports on Form 8-K filed on February 14, 2013 (other than Item 7.01), March 4, 2013 and April 29, 2013.

  •
  The description of our common stock and the preferred share purchase rights attached to each share of common stock contained or incorporated in the registration statements filed by Ryland under the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

        We are not incorporating by reference any information submitted under Item 2.02 or Item 7.01 of any Current Report on Form 8-K into any filing under the Securities Act or the Exchange Act or into this prospectus supplement or the accompanying prospectus, other than as specifically indicated in such Current Report on Form 8-K.

        We will provide copies of these documents free of charge, to any person who receives this prospectus. To request a copy, you should contact our corporate secretary at our headquarters which are located at 3011 Townsgate Road, Suite 200, Westlake Village, California 91361, telephone number (805) 367-3800. Our filings with the SEC are available without charge on our website as soon as reasonably practicable after filing. We use our website as a channel for distributing information to the securities marketplace. Information contained on our website does not constitute part of this prospectus supplement or the accompanying prospectus.

LEGAL MATTERS

        DLA Piper LLP (US), Baltimore, Maryland, will provide us with an opinion as to legal matters in connection with the notes we are offering. Simpson Thacher & Bartlett LLP, New York, New York, will pass upon certain legal matters for the underwriters.

EXPERTS

        The consolidated financial statements of The Ryland Group, Inc. appearing in The Ryland Group, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2012 (including the schedule appearing therein), and the effectiveness of The Ryland Group, Inc.'s internal control over financial reporting as of December 31, 2012 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

THE RYLAND GROUP, INC.

DEBT SECURITIES
COMMON STOCK
PREFERRED STOCK
DEPOSITARY SHARES
STOCK PURCHASE UNITS
STOCK PURCHASE CONTRACTS
WARRANTS TO PURCHASE DEBT
SECURITIES, COMMON STOCK OR PREFERRED STOCK
GUARANTEES OF DEBT SECURITIES

        We will provide the specific terms for each of these securities in supplements to this prospectus. You should read carefully this prospectus and any supplement before you invest.

        Our common stock is listed on the New York Stock Exchange under the symbol "RYL."

        This prospectus may not be used to complete sales of securities unless it is accompanied by a prospectus supplement.

        Neither the SEC nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 27, 2012.

        You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate after the date on the front of the document.

SUMMARY

        This summary highlights information from this prospectus. Because this is a summary, it may not contain all the information you should consider before investing in the securities we are offering. You should read this entire prospectus and any supplement carefully. You should also read the documents listed below in "How to Obtain More Information" for information about us and our financial statements.

 Ryland

        We are one of the nation's largest homebuilders and a mortgage-finance company. Since our founding in 1967, we built more than 295,000 homes. Our mortgage company has provided mortgage financing and related services for more than 245,000 homebuyers. Our operations span the significant aspects of the home-buying process—from design, construction and sale of single-family and multi-family homes to mortgage origination, title insurance, escrow and insurance services.

        We are a Maryland corporation. Our headquarters are located at 3011 Townsgate Road, Suite 200, Westlake Village, California 91361-3027. Our telephone number is (805) 367-3800. Our Web site is www.ryland.com. Information contained on our Web site is not a part of, and is not incorporated into, this prospectus.

Securities We May Offer

        This prospectus is a part of a registration statement that we filed with the SEC using a "shelf" registration process. Under this shelf process, we may offer, from time to time, in one or more offerings:

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  our debt securities, which may be guaranteed by certain of our homebuilding subsidiaries;

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  shares of our common stock;

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  shares of our preferred stock;

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  shares of our preferred stock represented by depositary shares;

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  stock purchase units or stock purchase contracts; or

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  warrants to purchase our debt securities, common stock or preferred stock.

        This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities we offer. The prospectus supplement also may add, update or change information contained in this prospectus.

        We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We and our agents reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. The prospectus supplement, which we will provide to you each time we offer securities, will provide the names of any underwriters, dealers or agents involved in the sale of the securities, and any applicable fee, commission or discount arrangements with them. See "Plan of Distribution."

Debt Securities

        We may offer unsecured general obligations of our company, which may be senior debt securities, subordinated debt securities or convertible debt securities. The senior debt securities will have the same rank as all our other unsecured, unsubordinated debt. The subordinated debt securities will be entitled to payment only if all payments due under our senior indebtedness, including any outstanding senior debt securities, have been made. Some or all of the co-registrants under the registration statement of which this prospectus forms a part, which are substantially all of our 100 percent-owned homebuilding subsidiaries, may guarantee the payment of debt securities issued under this prospectus. We will provide the specific terms of any guarantee in a prospectus supplement.

        The debt securities will be issued under an indenture between us and the trustee or trustees we name in the prospectus supplement. We have summarized certain general features of the debt securities from the indentures, which are or will be exhibits to the registration statement of which this prospectus is a part. We encourage you to read the indentures and our recent periodic and current reports that we file with the Securities and Exchange Commission (the "SEC"). We provide directions on how to obtain copies of these reports under "How to Obtain More Information."

Common Stock

        We may issue our common stock, $1.00 par value per share. Holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders. Holders of common stock are entitled to receive dividends declared by our board of directors, subject to the rights of preferred stockholders.

Preferred Stock and Depositary Shares

        We may issue our preferred stock, $1.00 par value per share, in one or more series. Our board of directors will determine the dividend, voting, conversion and other rights of the series being offered and the terms and conditions of its offering and sale. We may also issue fractional shares of preferred stock that will be represented by depositary shares and depositary receipts.

Stock Purchase Units and Stock Purchase Contracts

        We may issue stock purchase units and stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock or preferred stock at a future date or dates. We may determine the price of shares of common stock or preferred stock at the time we issue the stock purchase contracts or the price may be determined by referring to a specific formula described in the stock purchase contracts. We may issue the stock purchase contracts separately or as a part of stock purchase units consisting of a stock purchase contract and debt securities, preferred stock, warrants or debt obligations of third parties, including U.S. Treasury securities, which secure the holders' obligations to purchase the common stock or preferred stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa. These payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner.

Warrants

        We may issue warrants to purchase our debt securities, common stock or preferred stock. The applicable prospectus supplement will describe the details of the warrants.

RISK FACTORS

        Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. Prior to making a decision about investing in our securities, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K and all other information contained or incorporated by reference in this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the risk factors and other information contained in the applicable prospectus supplement. Each of these risk factors could materially and adversely affect our business, financial condition, results of operations liquidity, ability to pay dividends or stock price. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. See also "Special Note Regarding Forward-Looking Information."

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

        This prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Exchange Act. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors and were derived utilizing numerous important assumptions that may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Prospective investors are cautioned not to place undue reliance on these forward-looking statements. Statements preceded by, followed by, or that otherwise include the words "believes," "expects," "plans," "projects," "estimates," "predicts" and similar expressions or future or conditional verbs such as "will," "should," "would," "may" and "could" are generally forward-looking in nature and are not historical facts. Factors and assumptions involved in the derivation of forward-looking statements, and the failure of such other assumptions to be realized as well as other factors may also cause actual results to differ materially from those projected. Most of these factors are difficult to predict accurately and are generally beyond our control. These factors and assumptions may have an impact on the continued accuracy of any forward-looking statements that we make. Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law. For any forward-looking statements contained in any document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

HOW TO OBTAIN MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC under the Exchange Act. The Exchange Act file number for our SEC filings is 001-08029. You may read any document we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC toll free at 1-800-SEC-0330 for information about its public reference room. We file information electronically with the SEC. Our SEC filings are available from the SEC's Internet site at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically.

        We have filed a registration statement on Form S-3 and related exhibits with the SEC under the Securities Act. This prospectus does not contain all of the information in the registration statement. We have omitted parts of the registration statement, as permitted by the rules and regulations of the SEC. You may inspect the registration statement, including exhibits, at the SEC's public reference facilities or Internet site. Our statements in this prospectus about the contents of any contract or other document are not necessarily complete. You should refer to the copy of each contract or other document we have filed as an exhibit to the registration statement for complete information.

        The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is completed:

  •
  Our Annual Report on Form 10-K for the year ended December 31, 2010.

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  Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011, June 30, 2011 (as amended) and September 30, 2011.

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  Our Current Reports on Form 8-K filed on January 18, 2011, March 24, 2011, April 4, 2011, April 28, 2011, August 17, 2011, August 26, 2011 and December 20, 2011.

  •
  The description of our common stock and the preferred share purchase rights attached to each share of common stock contained or incorporated in the registration statements filed by Ryland under the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

        We will provide copies of these documents free of charge, to any person who receives this prospectus. To request a copy, you should contact our corporate secretary at our headquarters which are located at 3011 Townsgate Road, Suite 200, Westlake Village, California 91361-3027, telephone number (805) 367-3800. Our filings with the SEC are available without charge on our Web site as soon as reasonably practicable after filing. We use our Web site as a channel for distributing information to the securities marketplace.

        We furnish our stockholders with annual reports that contain audited financial statements.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table shows our ratio of earnings to fixed charges for the periods indicated:

	Nine months ended September 30, 2011
			Year ended December 31,
			2010		2009		2008		2007		2006
Ratio of earnings to fixed charges		(1)		(1)		(1)		(1)		(1)	9.28

(1)
For the nine-month period ended September 30, 2011 and the twelve-month periods ended December 31, 2010, 2009, 2008 and 2007, our earnings were not sufficient to cover fixed charges by approximately $38.3 million, $67.2 million, $225.3 million, $321.8 million and $417.0 million, respectively.

USE OF PROCEEDS

        Except as described in an accompanying prospectus supplement, we expect to use the net proceeds from the sale of the securities for general corporate purposes, which may include, among other things:

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  working capital;

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  capital expenditures;

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  acquisitions;

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  stock repurchases; and

  •
  the repayment of outstanding indebtedness.

        When we offer a particular series of securities, the prospectus supplement relating to that offering will describe the intended use of the net proceeds received from that offering. Pending the use of the net proceeds, we expect to invest the proceeds in short-term interest-bearing instruments or other debt securities.

GENERAL DESCRIPTION OF SECURITIES

        We may offer debt securities, shares of common stock, shares of preferred stock, depositary shares, stock purchase units, stock purchase contracts or warrants to purchase debt securities, common stock or preferred stock, or any combination of the foregoing, either individually or as units consisting of one or more securities. If securities are offered as units, we will describe the terms of the units in a prospectus supplement.

Description of Debt Securities

        We may offer any combination of senior debt securities or subordinated debt securities. Debt securities are unsecured general obligations. Senior debt securities rank above all subordinated indebtedness and equal to all other indebtedness outstanding on the date of the prospectus supplement. Subordinated debt securities rank below all other indebtedness outstanding at or after the time issued in right of payment, unless the other indebtedness provides that it is not senior to the subordinated debt.

        We may issue the senior debt securities and the subordinated debt securities under separate indentures between us, as issuer, and the trustee or trustees identified in the prospectus supplement. Any senior debt securities may be issued under an indenture dated as of June 28, 1996 between us and The Bank of New York Mellon Trust Company, N.A., as successor to JPMorgan Chase Bank, N.A., formerly known as The Chase Manhattan Bank, as trustee. Any subordinated debt securities may be issued under an indenture dated as of June 12, 2001 between us and The Bank of New York Mellon Trust Company, N.A., as successor to SunTrust Bank, as trustee. A copy of each type of indenture is filed as an exhibit to the registration statement of which this prospectus is a part. A prospectus supplement will describe the particular terms of any debt securities we may offer.

        The following summaries of the debt securities and the indentures are not complete. We urge you to read the indentures and the description of the debt securities included in the prospectus supplement.

General

        We may issue an unlimited principal amount of debt securities in separate series. We may specify a maximum aggregate principal amount for the debt securities of any series. The debt securities will have terms that are consistent with the indentures. Unless otherwise specified in the prospectus supplement, senior debt securities will be unsecured and unsubordinated obligations and will rank equal with all our other unsecured and unsubordinated debt. Subordinated debt securities will be paid only if all payments due under our senior indebtedness, including any outstanding senior debt securities, have been made.

        The indentures might not limit the amount of other debt that we may incur and might not contain financial or similar restrictive covenants. The indentures might not contain any provision to protect holders of debt securities against a sudden or dramatic decline in our ability to pay our debt.

        The prospectus supplement will describe the debt securities and the price or prices at which we will offer the debt securities. The description will include:

  •
  the title of the debt securities;

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  any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

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  the person to whom any interest on a debt security of the series will be paid;

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  the date or dates on which we must pay the principal;

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  the rate or rates at which the debt securities will bear interest, if any, the date or dates from which interest will accrue, and the dates on which we must pay interest;

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  the place or places where we must pay the principal and any premium or interest on the debt securities;

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  the terms and conditions on which we may redeem any debt security, if at all;

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  any obligation to redeem or purchase any debt securities, and the terms and conditions on which we must do so;

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  the denominations in which we may issue the debt securities;

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  the manner in which we will determine the amount of principal of or any premium or interest on the debt securities;

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  the currency in which we will pay the principal of and any premium or interest on the debt securities;

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  the principal amount of the debt securities that we will pay upon declaration of acceleration of their maturity;

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  the amount that will be deemed to be the principal amount for any purpose, including the principal amount that will be due and payable upon any maturity or that will be deemed to be outstanding as of any date;

  •
  if applicable, that the debt securities are defeasible;

  •
  if applicable, the terms of any right to convert debt securities into, or exchange debt securities for, shares of common stock or other securities or property;

  •
  whether we will issue the debt securities in the form of one or more global securities and, if so, the respective depositaries for the global securities and the terms of the global securities;

  •
  the subordination provisions that will apply to any subordinated debt securities;

  •
  any addition to or change in the events of default applicable to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of any of the debt securities due and payable; and

  •
  any addition to or change in the covenants in the indentures.

        We may sell the debt securities at a substantial discount below their stated principal amount. We will describe U.S. federal income tax considerations, if any, applicable to debt securities sold at an original issue discount in the prospectus supplement. An "original issue discount security" is any debt security that provides for an amount less than the principal amount to be due and payable upon the declaration of acceleration of the maturity under the terms of the applicable indenture. The prospectus supplement relating to any original issue discount securities will describe the particular provisions relating to acceleration of the maturity upon the occurrence of an event of default. In addition, we will describe U.S. federal income tax or other considerations applicable to any debt securities that are denominated in a currency or unit other than U.S. dollars in the prospectus supplement.

Guarantees

        Each prospectus supplement will describe, as to the debt securities to which it relates, any guarantees by our direct and indirect homebuilding subsidiaries which may guarantee the debt securities, including the terms of subordination, if any, of such guarantees. Any such guarantees will be made only by certain of our 100 percent-owned homebuilding subsidiaries, will be made on a joint and several basis and will be full and unconditional.

Conversion and Exchange Rights

        The prospectus supplement will describe, if applicable, the terms on which you may convert debt securities into or exchange them for common stock or other securities or property. The conversion or exchange may be mandatory or may be at your option. The prospectus supplement will describe how the number of shares of common stock or other securities or property to be received upon conversion or exchange would be calculated.

Subordination of Subordinated Debt Securities

        Unless the prospectus supplement indicates otherwise, the following provisions will apply to the subordinated debt securities. The indebtedness underlying the subordinated debt securities will be payable only if all payments due under our senior indebtedness, including any outstanding senior debt securities, have been made. If we distribute our assets to creditors upon any dissolution, winding-up, liquidation or reorganization or in bankruptcy, insolvency, receivership or similar proceedings, we must first pay all amounts due or to become due on all senior indebtedness before we pay the principal of, or any premium or interest on, the subordinated debt securities. In the event the subordinated debt securities are accelerated because of an event of default, we may not make any payment on the subordinated debt securities until we have paid all senior indebtedness or the acceleration is rescinded. If the payment of subordinated debt securities accelerates because of an event of default, we must promptly notify holders of senior indebtedness of the acceleration.

        We may not make any payment on the subordinated debt securities if a default in the payment of the principal of, premium, if any, interest or other obligations, including a default under any repurchase or redemption obligation, in respect of designated senior indebtedness occurs and continues beyond any applicable grace period. We may not make any payment on the subordinated debt securities if any other default occurs and continues with respect to designated senior indebtedness that permits holders of the designated senior indebtedness to accelerate its maturity and the trustee receives a notice of such default from us, a holder of such designated senior indebtedness or other person permitted to give such notice. We may not resume payments on the subordinated debt securities until the defaults are cured or certain periods pass.

        If we experience a bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of subordinated debt securities may receive less, ratably, than our other creditors.

        The term "designated senior indebtedness" means our obligations under any particular senior indebtedness in which the debt instrument expressly provides that the senior indebtedness will be designated senior indebtedness with respect to the subordinated debt securities. The indenture for subordinated debt securities may not limit our ability to incur additional senior indebtedness.

        Our financing agreements contain certain restrictions on our ability to incur additional senior and subordinated indebtedness.

Form, Exchange and Transfer

        We will issue debt securities only in fully registered form, without coupons, and, unless otherwise specified in the prospectus supplement, only in denominations of $1,000 and integral multiples thereof.

        The holder of a debt security may elect, subject to the terms of the indentures and the limitations applicable to global securities, to exchange them for other debt securities of the same series of any authorized denomination and of a like tenor and aggregate principal amount.

        Holders of debt securities may present them for exchange as provided above or for registration of transfer, duly endorsed or with the form of transfer duly executed, at the office of the transfer agent we designate for that purpose. We will not impose a service charge for any registration of transfer or exchange of debt securities, but we may require a payment sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. We will name the transfer agent in the prospectus supplement. We may designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but we must maintain a transfer agent in each place in which we will pay on debt securities.

        If we redeem the debt securities, we will not be required to issue, register the transfer of or exchange any debt security during a specified period prior to mailing a notice of redemption. We are not required to register the transfer of or exchange any debt security selected for redemption, except the unredeemed portion of the debt security being redeemed.

Global Securities

        The debt securities may be represented, in whole or in part, by one or more global securities that will have an aggregate principal amount equal to that of the debt securities. Each global security will be registered in the name of a depositary identified in the prospectus supplement. We will deposit the global security with the depositary or a custodian, and the global security will bear a legend regarding the restrictions on exchanges and registration of transfer.

        No global security may be exchanged in whole or in part for debt securities registered, and no transfer of a global security in whole or in part may be registered, in the name of any person other than the depositary or any nominee of the depositary unless:

  •
  the depositary has notified us that it is unwilling or unable to continue as depositary; or

  •
  an event of default occurs and continues with respect to the debt securities.

        The depositary will determine how all securities issued in exchange for a global security will be registered.

        As long as the depositary or its nominee is the registered holder of a global security, we will consider the depositary or the nominee to be the sole owner and holder of the global security and the underlying debt securities. Except as stated above, owners of beneficial interests in a global security will not be entitled to have the global security or any debt security registered in their names, will not receive physical delivery of certificated debt securities and will not be considered to be the owners or holders of the global security or underlying debt securities. We will make all payments of principal, premium and interest on a global security to the depositary or its nominee. The laws of some jurisdictions require that some purchasers of securities take physical delivery of such securities in definitive form. These laws may prevent you from transferring your beneficial interests in a global security.

        Only institutions that have accounts with the depositary or its nominee and persons that hold beneficial interests through the depositary or its nominee may own beneficial interests in a global security. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or any such participant.

        The policies and procedures of the depositary may govern payments, transfers, exchanges and other matters relating to beneficial interests in a global security. We and the trustee assume no responsibility or liability for any aspect of the depositary's or any participant's records relating to, or for payments made on account of, beneficial interests in a global security.

Payment and Paying Agents

        Unless the prospectus supplement indicates otherwise, we will pay principal and any premium or interest on a debt security to the person in whose name the debt security is registered at the close of business on the regular record date for such interest.

        Unless the prospectus supplement indicates otherwise, we will pay principal and any premium or interest on the debt securities at the office of our designated paying agent, except we may pay interest by check mailed to the address of the person entitled to the payment. Unless the prospectus supplement indicates otherwise, the corporate trust office of the trustee will be the paying agent for the debt securities.

        Any other paying agents we designate for the debt securities of a particular series will be named in the prospectus supplement. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place of payment for the debt securities.

        The paying agent will return to us all money we pay to it for the payment of the principal, premium or interest on any debt security that remains unclaimed for a specified period. Thereafter, the holder may look only to us for payment.

Consolidation, Merger and Sale of Assets

        Under the terms of the indentures, we may not consolidate or enter into a share exchange with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to, any person, unless:

  •
  the successor is a corporation, limited liability company, partnership, trust or other entity organized and existing under the laws of the United States, or any state, and assumes our obligations under the debt securities and the indentures;

  •
  immediately after the transaction, no event of default occurs and continues; and

  •
  we meet the other conditions described in the indentures.

Events of Default

        Each of the following will constitute an event of default under each indenture:

  •
  failure to pay the principal of or any premium on any debt security when due;

  •
  failure to pay any interest on any debt security when due, continued for a specified number of days;

  •
  failure to deposit any sinking fund payment when due;

  •
  failure to perform any other covenant in the indenture that continues for a specified number of days after written notice has been given by the trustee or the holders of a specified percentage in aggregate principal amount of the debt securities of that series;

  •
  certain events in bankruptcy, insolvency or reorganization; and

  •
  any other event of default specified in the prospectus supplement.

        If an event of default, other than an event of default as a result of bankruptcy, insolvency or reorganization, occurs and continues, either the trustee or the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be immediately due and payable. If an event of default occurs as a result of certain events of bankruptcy, insolvency or reorganization, the principal amount of all the debt securities of that series will automatically become immediately due and payable. The holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul the acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived.

        Except for certain duties in case of an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request or direction of any of the holders, unless the holders have offered the trustee indemnity satisfactory to it. If they provide this indemnification, the holders of a majority in aggregate principal amount of the outstanding securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

        No holder of a debt security of any series may institute any proceeding with respect to the indentures, or for the appointment of a receiver or a trustee, or for any other remedy, unless:

  •
  the holder has previously given the trustee written notice of a continuing event of default;

  •
  the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series have made a written request, and the holders have offered indemnity to the trustee satisfactory to it to institute the proceeding; and

  •
  the trustee has failed to institute the proceeding, and has not received a direction inconsistent with the request within a specified number of days.

        Each indenture will include a covenant requiring our officers to furnish to the trustee annually a statement as to whether, to their knowledge, we are in default under the indenture and, if so, specifying all such known defaults.

Modification and Waiver

        We and the trustee may amend the indentures with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the amendment. However, to the extent discussed in the prospectus supplement, without the consent of each holder, we may not make any amendment that would:

  •
  change the stated maturity of the principal of, or any installment of principal or interest on, any debt security;

  •
  reduce the principal, premium or interest on any debt security;

  •
  reduce the amount of principal of an original issue discount security or any other debt security payable upon acceleration of the maturity;

  •
  change the place or currency of payment of principal, premium or interest on any debt security;

  •
  impair the right to enforce any payment on any debt security;

  •
  in the case of subordinated debt securities, modify the subordination provisions in a manner materially adverse to their holders;

  •
  in the case of debt securities that are convertible or exchangeable into other securities, adversely affect the right of holders to convert or exchange any of the debt securities;

  •
  reduce the percentage in principal amount of outstanding securities of any series for which the holders' consent is required;

  •
  reduce the percentage in principal amount of outstanding securities of any series necessary for waiver of compliance with certain provisions of the indentures or for waiver of certain defaults; or

  •
  modify provisions with respect to modification and waiver.

        The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive, on behalf of the holders of all debt securities of that series, our compliance with certain restrictive provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the indenture with respect to debt securities of that series, except a default in the payment of principal, premium or interest on any debt security of that series or in respect of a covenant or provision of the indenture that cannot be amended without each holder's consent.

        Except in certain limited circumstances, we may set any day as a record date for the purpose of determining the holders of outstanding securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the indentures. In certain limited circumstances, the trustee may set a record date for action by holders. To be effective, the action must be taken by holders of the requisite principal amount of such debt securities within a specified period following the record date.

Defeasance

        We may apply the provisions in the indentures relating to defeasance and discharge of indebtedness, or to defeasance of certain restrictive covenants, to the debt securities of any series. The indentures provide that, upon satisfaction of the requirements described below, we may terminate all of our obligations under the debt securities of any series and the applicable indenture, known as legal defeasance, other than our obligation:

  •
  to maintain a registrar and paying agents and hold moneys for payment in trust;

  •
  to register the transfer or exchange of the notes; and

  •
  to replace mutilated, destroyed, lost or stolen notes.

        In addition, we may terminate our obligation to comply with any restrictive covenants under the debt securities of any series or the applicable indenture, known as covenant defeasance.

        We may exercise our legal defeasance option even if we have previously exercised our covenant defeasance option. If we exercise either defeasance option, payment of the notes may not be accelerated because of the occurrence of events of default.

        To exercise either defeasance option as to debt securities of any series, we must irrevocably deposit in trust with the trustee money and/or obligations backed by the full faith and credit of the United States that will provide money in an amount sufficient in the written opinion of a nationally recognized firm of independent public accountants to pay the principal of, premium, if any, and each installment of interest on the debt securities. We may only establish this trust if:

  •
  no event of default has occurred and continues to occur;

  •
  in the case of legal defeasance, we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the IRS a ruling or there has been a change in law, which in the opinion of our counsel, provides that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

  •
  in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; and

  •
  we satisfy other customary conditions precedent described in the applicable indenture.

Notices

        We will mail notices to holders of debt securities at the addresses that appear in the security register.

Title

        We may treat the person in whose name a debt security is registered as the absolute owner, whether or not such debt security may be overdue, for the purpose of making payment and for all other purposes.

Governing Law

        The indentures and the debt securities will be governed by and construed in accordance with the laws of the state of New York.

Description of Common Stock

General

        Under our amended and restated articles of incorporation (our "charter"), we may issue up to 199,990,000 shares of our common stock. Holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders. Subject to preferences that may apply to our preferred stock, the holders of common stock receive ratably any dividends that may be declared by the board of directors. If we are liquidated, dissolved or wound up, we must first pay all amounts we owe our creditors and then pay the full amounts required to be paid to holders of any shares of our preferred stock then outstanding before we may make any payments to holders of shares of our common stock. All holders of shares of our common stock are entitled to share ratably in any assets available for distribution to them, after all of our creditors have been satisfied and we have paid the liquidation preferences of any of our preferred stock. Holders of common stock have no preemptive rights or rights to convert their common stock into any other securities. Our common stock is neither redeemable nor subject to call. No sinking fund provisions apply to the common stock. All outstanding shares of common stock are fully paid and nonassessable.

Limitation of Liability and Indemnification

        As permitted by Maryland law, our charter obligates us to indemnify our present and former directors and officers to the maximum extent permitted by Maryland law. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities, unless it is established that:

  •
  the act or omission of the director or officer was material to the matter giving rise to such proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

  •
  the director or officer actually received an improper personal benefit in money, property or services; or

  •
  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

        As permitted by Maryland law, our charter limits the liability of our directors and officers to us and our stockholders for money damages, except to the extent that:

  •
  the person actually received an improper benefit or profit in money, property or services; or

  •
  a judgment or other final adjudication is entered in a proceeding based on a finding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

        As a result of these provisions, we and our stockholders may be unable to obtain monetary damages from a director for breach of his of her duty of care.

Possible Anti-Takeover Effects

        Special Meetings.    Our bylaws provide that special meetings of our stockholders may only be called by a majority of our board, the chairman of our board, our president or holders of a majority of our outstanding voting stock. These provisions may make it more difficult for stockholders to take an action that our board opposes.

        Advance Notice Provisions.    Our bylaws establish an advance written notice procedure for stockholders seeking:

  •
  to nominate candidates for election as directors at any annual meeting of stockholders; and

  •
  to bring business before an annual meeting of our stockholders.

        Our bylaws provide that only persons who are nominated by our board or by a stockholder who has given timely written notice to our secretary before the meeting to elect directors will be eligible for election as our directors. Our bylaws also provide that any matter to be presented at any meeting of stockholders must be presented either by our board or by a stockholder in compliance with the procedures in our bylaws. A stockholder must give timely written notice to our secretary of its intention to present a matter before an annual meeting of stockholders. Our board then will consider whether the matter is one that is appropriate for consideration by our stockholders under Maryland corporate law and the SEC's rules.

        To be timely, we must receive any stockholder notice at least 75 days before the meeting. A stockholder's notice must also contain the information specified in the bylaws. These provisions may prevent or deter some stockholders from bringing matters before a stockholders' meeting or from making nominations for directors at an annual meeting.

        Business Combinations.    Maryland law prohibits specified "business combinations" between a Maryland corporation and an "interested stockholder." These business combinations include a merger, consolidation, share exchange, an asset transfer or issuance or reclassification of equity securities. Interested stockholders are either:

  •
  anyone who beneficially owns 10% or more of the voting power of the corporation's shares; or

  •
  an affiliate or associate of the corporation who was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding stock of the corporation at any time within the two-year period immediately prior to the date in question.

        Business combinations with an interested stockholder or any affiliate of the interested stockholder are prohibited for five years after the most recent date on which the interested stockholder became an interested stockholder. Thereafter, any business combinations with the interested stockholder must be recommended by the board of directors of the corporation and approved by the vote of:

  •
  at least 80% of the votes entitled to be cast by all holders of the corporation's voting shares; and

  •
  at least 66 2/3% of the votes entitled to be cast by all holders of the corporation's voting shares other than voting shares held by the interested stockholder or an affiliate or associate of the interested stockholder.

However, these special voting requirements do not apply if the corporation's stockholders receive a minimum price for their shares, as specified in the statute, and the consideration is received in cash or in the same form previously paid by the interested stockholder for its shares.

        This business combination statute does not apply to business combinations that are approved or exempted by the corporation's board of directors prior to the time that the interested stockholder becomes an interested stockholder. The statute also does not apply to stockholders that acquired 10% or more of the corporation's voting shares in a transaction approved by the corporation's board of directors. A Maryland corporation may adopt an amendment to its charter electing not to be subject to these special voting requirements. Any amendment would have to be approved by at least 80% of the votes entitled to be cast by all holders of outstanding shares of voting stock and 66 2/3% of the votes entitled to be cast by holders of outstanding shares of voting stock who are not interested stockholders. We have elected to be generally subject to this statute.

        Control Share Acquisitions.    Maryland law provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights unless approved by a vote of 66 2/3% of the votes entitled to be cast on the matter, excluding shares owned by the acquiror or by the corporation's officers or directors who are employees of the corporation. Control shares are shares of voting stock which, if aggregated with all other shares of stock previously acquired, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

  •
  10% or more but less than 33 1/3%;

  •
  33 1/3% or more but less than a majority; or

  •
  a majority of all voting power.

        Control shares do not include shares of stock an acquiring person is entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition generally means the acquisition of, ownership of or the power to direct the exercise of voting power with respect to, control shares.

        A person who has made or proposes to make a "control share acquisition," under specified conditions, including an undertaking to pay expenses, may require the board of directors to call a special stockholders' meeting to consider the voting rights of the shares. The meeting must be held within 50 days of the demand. If no request for a meeting is made, the corporation may itself present the question at any stockholders' meeting.

        If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as permitted by the statute, the corporation generally may redeem any or all of the control shares, except those for which voting rights have previously been approved. This redemption of shares must be for fair value, determined without regard to voting rights as of the date of the last control share acquisition or of any stockholders' meeting at which the voting rights of the shares are considered and not approved. If voting rights for "control shares" are approved at a stockholders' meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the stock determined for purposes of appraisal rights may not be less than the highest price per share paid in the control share acquisition. The limitations and restrictions otherwise applicable to the exercise of dissenters' rights do not apply in the context of a "control share acquisition."

        The control share acquisition statute does not apply to stock acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or to acquisitions previously approved or exempted by a provision in the charter or bylaws of the corporation.

Ownership and Transfer Restrictions

        On February 25, 2009, our Board of Directors adopted an Amendment to the our Articles of Incorporation (the "Amendment"). The Amendment was approved by our stockholders at the 2009 Annual Meeting and restricts certain transfers of our common stock in order to preserve the value of certain tax assets associated with net operating loss carryforwards under Section 382 of the Internal Revenue Code. The Amendment's transfer restrictions generally restrict any direct or indirect transfer of the Company's common stock if the effect would be to increase the direct or indirect ownership of any Person (as defined in the Amendment) from less than 4.9 percent to 4.9 percent or more of our common stock, or increase the ownership percentage of a Person owning or deemed to own 4.9 percent or more of our common stock. Any direct or indirect transfer attempted in violation of this restriction would be void as of the date of the prohibited transfer as to the purported transferee.

Rights Agreement

        Our board of directors has adopted a stockholder rights plan designed to preserve the value of certain tax assets associated with net operating loss carryforwards under Section 382 of the Internal Revenue Code. As a result, we issued one preferred share purchase right for each outstanding share of common stock. One preferred share purchase right will be issued for each additional share of common stock that we issue. The rights will not be exercisable until the earlier of (i) 10 business days after a public announcement by us that a person or group has acquired 4.9% or more of our outstanding common stock; and (ii) 10 business days after the commencement of a tender or exchange offer by a person or group for 4.9% or more of our common stock. If the rights become exercisable, each right would initially represent the right to purchase from us one ten-thousandth of a share of junior participating preferred stock for a purchase price of $90.00.

        After the rights become exercisable, each holder of a right, other than rights beneficially owned by the Acquiring Person, as defined in the rights plan (which will thereupon become void), will thereafter have the right to receive upon exercise of a right and payment of the purchase price, that number of shares of common stock having a market value of two times the purchase price.

        The rights and the rights plan will expire on the earliest of (i) December 18, 2018; (ii) the time at which the rights are redeemed pursuant to the rights agreement; (iii) the time at which the rights are exchanged pursuant to the rights agreement; (iv) the repeal of Section 382 of the Internal Revenue

Code or any successor statute if our board of directors determines that the rights agreement is no longer necessary for the preservation of the tax benefits; and (v) the beginning of a taxable year of which the board of directors determines that no tax benefits may be carried forward. At any time prior to the time a person or group has acquired 4.9% or more of our outstanding common stock, the board of directors may redeem the rights at a price of $0.001 per right.

Description of Preferred Stock

        Our board is authorized to classify or reclassify any unissued portion of our authorized shares of common stock to provide for the issuance of shares of other classes or series, including preferred stock in one or more series. We may issue preferred stock from time to time in one or more classes or series, with the exact terms of each class or series established by our board. Without seeking stockholder approval, our board may issue preferred stock with voting and other rights that could adversely affect the voting power of the holders of our common stock. We have issued rights that are in some cases exercisable for shares of junior participating preferred stock and in connection therewith, our board is authorized, without stockholder approval, to issue up to 10,000 shares of preferred stock, of which no shares are currently issued and outstanding. See "—Rights Plan."

        The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the articles supplementary relating to each series. A prospectus supplement relating to each series will specify the terms of the preferred stock, including:

  •
  the maximum number of shares in the series and the distinctive designation;

  •
  the terms on which dividends, if any, will be paid;

  •
  the terms on which the shares may be redeemed, if at all;

  •
  the liquidation preference, if any;

  •
  the terms of any retirement or sinking fund for the purchase or redemption of the shares of the series;

  •
  the terms and conditions, if any, on which the shares of the series shall be convertible into, or exchangeable for, shares of any other class or classes of capital stock;

  •
  the voting rights, if any, on the shares of the series; and

  •
  any or all other preferences and relative, participating, operational or other special rights or qualifications, limitations or restrictions of the shares.

        The issuance of preferred stock may delay, deter or prevent a change in control.

        We will describe the specific terms of a particular series of preferred stock in the prospectus supplement relating to that series. The description of preferred stock above and the description of the terms of a particular series of preferred stock in the prospectus supplement are not complete. You should refer to the applicable articles supplementary for complete information. The prospectus supplement will contain a description of U.S. federal income tax consequences relating to the preferred stock.

Description of Depositary Shares

        The description below and in the prospectus supplement is not complete. You should read the forms of deposit agreement and depositary receipts filed with the SEC in connection with the offering of each series of the preferred stock described below.

General

        We may, at our option, elect to offer fractional interests in shares of preferred stock, rather than shares of preferred stock. If we exercise that option, we will provide for a depositary to issue receipts for depositary shares, each of which will represent a fractional interest in a share of preferred stock.

        The shares of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company depositary that has its principal office in the U.S. The prospectus supplement will include the name and address of the depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock, to all the rights and preferences of the underlying preferred stock, including dividend, voting, redemption, conversion and liquidation rights. Depositary receipts will be issued for depositary shares.

        The depositary may issue temporary depositary receipts substantially identical to, and entitling the holders to all the rights pertaining to, the definitive depositary receipts. Definitive depositary receipts will then be prepared thereafter and temporary depositary receipts may be exchanged for definitive depositary receipts at our expense.

        Upon surrender of depositary receipts and payment of the charges provided in the deposit agreement, the depositary will deliver the whole shares of preferred stock underlying the depositary shares.

Dividends and Other Distributions

        The depositary will distribute all cash dividends or other cash distributions on the preferred stock, rounded to the nearest cent, to the record holders of depositary shares in proportion to the numbers of such depositary shares owned by them on the relevant record date. Fractions of one cent not so distributed will be added to the next sum received by the depositary for distribution to record holders of depositary shares.

        In the event of a non-cash distribution, the depositary will, if feasible, distribute property received by it to the record holders of depositary shares entitled to them. If the distribution is not feasible, the depositary may sell the property and distribute the net proceeds to such holders.

Redemption of Depositary Shares

        If we redeem the preferred stock underlying the depositary shares, the depositary will redeem the depositary shares from the proceeds of the redemption of the preferred stock held by the depositary. The depositary will mail notice of redemption not less than 30 or more than 60 days prior to the date fixed for redemption to the record holders of the depositary shares. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the preferred stock. Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem the corresponding depositary shares as of the same redemption date. If less than all the depositary shares are to be redeemed, the depositary will select by lot or pro rata which depositary shares will be redeemed.

        After the redemption, the depositary shares called for redemption will no longer be deemed to be outstanding. All rights of the holders of the depositary shares will cease, except the right to receive the money or other property to which the holders are entitled upon redemption and surrender of the depositary receipts for their depositary shares.

Voting the Preferred Stock

        The depositary will mail to the holders of depositary shares the information contained in any notice of meeting at which the holders of preferred stock are entitled to vote. Each record holder of depositary shares on the record date for the preferred stock may instruct the depositary to exercise its voting rights with respect to the depositary shares. The depositary will attempt to vote the number of shares of preferred stock underlying such depositary shares in accordance with these instructions. We will agree to take any action required to enable the depositary to vote the depositary shares. The depositary will abstain from voting shares of preferred stock to the extent it does not receive instructions from the holders of depositary shares relating to that preferred stock.

Amendment and Termination of the Deposit Agreement

        We and the depositary may amend the form of depositary receipt and any provision of the deposit agreement at any time. However, neither of us can make any amendment that would materially and adversely alter the rights of the existing holders of depositary shares without approval by the record holders of at least a majority of the outstanding depositary shares. We or the depositary may terminate a deposit agreement only if:

  •
  all outstanding depositary shares relating thereto have been redeemed; or

  •
  there has been a final distribution to the holders of preferred stock and to the holders of the related depositary shares in the event of our liquidation, dissolution or winding up.

Charges of Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges listed in the deposit agreement as holders' charges.

Miscellaneous

        The depositary will forward to the holders of depositary shares all reports and communications that we are required to furnish to the holders of the preferred stock.

        Neither the depositary nor Ryland will be liable if the law or any circumstance beyond its control prevents it from performing its obligations under the deposit agreement. Ryland and the depositary will be required only to perform their duties in good faith. They will not be obligated to prosecute or defend any legal proceeding regarding any depositary shares or preferred stock unless the holders of those securities provide them with satisfactory indemnity. They may rely on written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary

        The depositary may resign at any time by delivering notice to us, and we may at any time remove the depositary. Any such resignation or removal will take effect when a successor depositary is established.

Description of Stock Purchase Units
and Stock Purchase Contracts

        The following summarizes the general terms of stock purchase units and stock purchase contracts we may issue. The particular terms of any stock purchase units or stock purchase contracts we offer will be described in the prospectus supplement. This description is subject to the stock purchase contracts, and any collateral arrangements and depositary arrangements, relating to the stock purchase or stock purchase contracts.

        We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock or preferred stock at a future date or dates. We may fix the consideration per share of common stock or preferred stock at the time we issue the stock purchase contracts, or the consideration may be determined by referring to a specific formula stated in the stock purchase contracts. We may issue the stock purchase contracts separately or as a part of stock purchase units consisting of a stock purchase contract and debt securities, preferred securities, warrants or debt obligations of third parties, including U.S. Treasury securities, which secure the holders' obligations to purchase the common stock or preferred stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa. These payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner.

Description of Warrants to Purchase Debt Securities

        The following summarizes the terms of the debt warrants we may offer. The debt warrants will be subject to the detailed provisions of a debt warrant agreement that we will enter into with a debt warrant agent we select at the time of issue.

General

        We may issue debt warrants evidenced by debt warrant certificates independently or together with any securities offered by any prospectus supplement. If we offer debt warrants, the prospectus supplement will describe the terms of the warrants, including:

  •
  the offering price, if any;

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  the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the warrants and the terms of the indenture under which the debt securities will be issued;

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  if applicable, the designation and terms of the debt securities with which the debt warrants are issued and the number of debt warrants issued with each debt security;

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  if applicable, the date on and after which the debt warrants and the related securities will be separately transferable;

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  the principal amount of debt securities purchasable upon exercise of one debt warrant and the price at which the principal amount of debt securities may be purchased upon exercise;

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  the dates on which the right to exercise the debt warrants begins and expires;

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  U.S. federal income tax consequences;

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  whether the warrants represented by the debt warrant certificates will be issued in registered or bearer form;

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  the currencies in which the offering price and exercise price are payable; and

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  if applicable, any antidilution provisions.

        You may exchange debt warrant certificates for new debt warrant certificates of different denominations and may present debt warrant certificates for registration of transfer at the corporate trust office of the debt warrant agent, which will be listed in the prospectus supplement. Warrantholders do not have any of the rights of holders of debt securities, except to the extent that the consent of warrantholders may be required for certain modifications of the terms of an indenture or form of the debt security, as the case may be, and the series of debt securities issuable upon exercise of the debt warrants. In addition, warrantholders are not entitled to payments of principal of and interest, if any, on the debt securities.

Exercise of Debt Warrants

        You may exercise debt warrants by surrendering the debt warrant certificate at the corporate trust office of the debt warrant agent, with payment in full of the exercise price. Upon the exercise of debt warrants, the debt warrant agent will, as soon as practicable, deliver the debt securities in authorized denominations in accordance with your instructions and at your sole cost and risk. If less than all the debt warrants evidenced by the debt warrant certificate are exercised, the agent will issue a new debt warrant certificate for the remaining amount of debt warrants.

Description of Warrants to Purchase
Common Stock and Preferred Stock

        The following summarizes the terms of common stock warrants and preferred stock warrants we may issue. This description is subject to the detailed provisions of a stock warrant agreement that we will enter into between us and a stock warrant agent we select at the time of issue.

General

        We may issue stock warrants evidenced by stock warrant certificates under a stock warrant agreement independently or together with any securities we offer by any prospectus supplement. If we offer stock warrants, the prospectus supplement will describe the terms of the stock warrants, including:

  •
  the offering price, if any;

  •
  if applicable, the designation and terms of the preferred stock purchasable upon exercise of the preferred stock warrants;

  •
  the number of shares of common or preferred stock purchasable upon exercise of one stock warrant and the initial price at which the shares may be purchased upon exercise;

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  the dates on which the right to exercise the stock warrants begins and expires;

  •
  U.S. federal income tax consequences;

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  call provisions, if any;

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  the currencies in which the offering price and exercise price are payable; and

  •
  if applicable, the antidilution provisions of the stock warrants.

        The shares of common stock or preferred stock we issue upon exercise of the stock warrants will, when issued in accordance with the stock warrant agreement, be validly issued, fully paid and nonassessable.

Exercise of Stock Warrants

        You may exercise stock warrants by surrendering to the stock warrant agent the stock warrant certificate, which indicates your election to exercise all or a portion of the stock warrants evidenced by the certificate. Surrendered stock warrant certificates must be accompanied by payment of the exercise price in the form of cash or a check. The stock warrant agent will deliver certificates evidencing duly exercised stock warrants to the transfer agent. Upon receipt of the certificates, the transfer agent will deliver a certificate representing the number of shares of common stock or preferred stock purchased. If you exercise fewer than all the stock warrants evidenced by any certificate, the stock warrant agent will deliver a new stock warrant certificate representing the unexercised stock warrants.

No Rights as Stockholders

        Holders of stock warrants are not entitled to vote, to consent, to receive dividends or to receive notice as stockholders with respect to any meeting of stockholders, or to exercise any rights whatsoever as stockholders of Ryland.

 PLAN OF DISTRIBUTION

        We may sell the securities through underwriters or dealers, through agents, or directly to one or more purchasers. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

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  the name or names of any underwriters, if any;

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  the purchase price of the securities and the proceeds we will receive from the sale;

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  any underwriting discounts and other items constituting underwriters' compensation;

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  any initial public offering price;

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  any discounts or concessions allowed or reallowed or paid to dealers; and

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  any securities exchange or market on which the securities may be listed.

        Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

        If underwriters are used in the sale, they will acquire the securities for their own account and may resell them from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all the securities of the series offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

        We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

        We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

        Securities may also be sold in one or more of the following transactions: (a) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the securities as agent but may position and resell all or a portion of the block as principal to facilitate the transaction; (b) purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement; (c) ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers; (d) sales "at the market" to or through a market maker or into an existing trading market, on an exchange or otherwise, for securities; and (e) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers. Broker-dealers may also receive compensation from purchasers of the securities which is not expected to exceed that customary in the types of transactions involved.

        We may provide agents and underwriters with indemnification against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

        All securities we offer other than common stock will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

        We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short-sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

 LEGAL MATTERS

        DLA Piper LLP (US), Baltimore, Maryland will provide us with an opinion as to legal matters in connection with the securities we are offering.

EXPERTS

        The consolidated financial statements of The Ryland Group, Inc. appearing in The Ryland Group, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2010 and the effectiveness of The Ryland Group, Inc.'s internal control over financial reporting as of December 31, 2010, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements and The Ryland Group, Inc.'s management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2010, have been incorporated herein by reference and included herein, respectively, in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

$250,000,000

0.25% Convertible Senior Notes due 2019

PROSPECTUS SUPPLEMENT

May 14, 2013

Joint Book-Running Managers

Citigroup

J.P. Morgan

Wells Fargo Securities

RBS

Co-Managers

Deutsche Bank Securities

UBS Investment Bank